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                                                                  EXHIBIT 10.3.4

CONFORMED COPY

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                                CREDIT AGREEMENT



                                   Dated as of
                                December 7, 1993,
                          as amended and restated as of
                                 August 26, 1999



                                      Among



                                 TRANSTAR, INC.




                            THE LENDERS NAMED HEREIN




                                       And




                            THE CHASE MANHATTAN BANK,


                          as Agent and as Issuing Bank

                                   ----------

                              CHASE SECURITIES INC.

                                       as

                       Lead Arranger and Sole Book Manager


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                                    ARTICLE I

                                   DEFINITIONS


SECTION 1.01. Defined Terms....................................................7
SECTION 1.02. Terms Generally.................................................36


                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.  Commitments....................................................37
SECTION 2.02.  Loans..........................................................38
SECTION 2.03.  Notice of Borrowings...........................................39
SECTION 2.04.  Notes; Repayment of Loans......................................40
SECTION 2.05.  Fees...........................................................41
SECTION 2.06.  Interest on Loans..............................................42
SECTION 2.07.  Default Interest...............................................43
SECTION 2.08.  Alternate Rate of Interest.....................................44
SECTION 2.09.  Termination and Reduction of
               Commitments....................................................45
SECTION 2.10.  Conversion and Continuation of
               Borrowings.....................................................45
SECTION 2.11.  Repayment of Term Borrowings...................................48
SECTION 2.12.  Prepayment.....................................................50
SECTION 2.13.  Reserve Requirements; Change in
               Circumstances..................................................54
SECTION 2.14.  Change in Legality.............................................57
SECTION 2.15.  Indemnity......................................................58
SECTION 2.16.  Pro Rata Treatment.............................................60
SECTION 2.17.  Sharing of Setoffs.............................................60
SECTION 2.18.  Taxes..........................................................61
SECTION 2.19.  Payments.......................................................68


                                   ARTICLE III

                                LETTERS OF CREDIT

SECTION 3.01.  Issuance of Letters of Credit..................................69
SECTION 3.02.  Participations; Unconditional
               Obligations....................................................70
SECTION 3.03.  Letter of Credit Fee...........................................70
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SECTION 3.04.  Agreement To Repay Letter of Credit
               Disbursements..................................................71
SECTION 3.05.  Letter of Credit Operations....................................73
SECTION 3.06.  Cash Collateralization.........................................73
SECTION 3.07.  Termination of Letter of Credit
               Commitment Period..............................................74
SECTION 3.08.  Resignation or Removal of Issuing Bank.........................75


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Organization; Powers...........................................76
SECTION 4.02.  Authorization..................................................77
SECTION 4.03.  Enforceability.................................................78
SECTION 4.04.  Governmental Approvals.........................................78
SECTION 4.05.  Financial Statements...........................................78
SECTION 4.06.  No Material Adverse Change.....................................79
SECTION 4.07.  Title to Properties; Possession Under
               Leases; Accounts...............................................79
SECTION 4.08.  Identity of Subsidiaries.......................................80
SECTION 4.09.  Litigation; Compliance with Laws...............................80
SECTION 4.10.  Agreements.....................................................81
SECTION 4.11.  Federal Reserve Regulations....................................81
SECTION 4.12.  Investment Company Act: Public Utility
               Holding Company Act............................................81
SECTION 4.13.  Use of Proceeds; Letters of Credit.............................81
SECTION 4.14.  Tax Returns....................................................82
SECTION 4.15.  Information Memoranda..........................................82
SECTION 4.16.  Employee Benefit Plans.........................................82
SECTION 4.17.  Labor Matters..................................................83
SECTION 4.18.  Environmental Matters..........................................83
SECTION 4.19.  Solvency.......................................................84
SECTION 4.20.  Capitalization.................................................85
SECTION 4.21.  Security Interests.............................................86
SECTION 4.22.  Year 2000 Matters..............................................86


                                    ARTICLE V

                                   CONDITIONS

SECTION 5.01.  All Borrowings.................................................87
SECTION 5.02.  Restatement Closing Date.......................................88


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                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

SECTION 6.01.  Existence; Businesses and
               Properties.....................................................91
SECTION 6.02.  Insurance......................................................92
SECTION 6.03.  Obligations and Taxes..........................................92
SECTION 6.04.  Financial Statements, Reports, etc.............................93
SECTION 6.05.  Litigation and Other Notices...................................95
SECTION 6.06.  ERISA..........................................................95
SECTION 6.07.  Maintaining Records: Access to
               Properties and Inspections.....................................96
SECTION 6.08.  Use of Proceeds; Letters of Credit.............................97
SECTION 6.09.  Further Assurances.............................................97
SECTION 6.10.  Fiscal Year....................................................97
SECTION 6.11.  Environmental Compliance.......................................97
SECTION 6.12.  New Subsidiaries...............................................98


                                   ARTICLE VII

                               NEGATIVE COVENANTS

SECTION 7.01.  Indebtedness...................................................98
SECTION 7.02.  Negative Pledge...............................................100
SECTION 7.03.  Sale and Lease-Back Transactions..............................102
SECTION 7.04.  Investments, Loans and Advances...............................102
SECTION 7.05.  Transactions with Affiliates..................................104
SECTION 7.06.  Business of Borrower and Subsidiaries;
               Credit Standards..............................................104
SECTION 7.07.  Mergers, Consolidations and Sales.............................105
SECTION 7.08.  Dividends, etc................................................106
SECTION 7.09.  Amendment of Constituent Documents............................107
SECTION 7.10.  Transportation Services Agreements............................107
SECTION 7.11.  Capital Stock.................................................107
SECTION 7.12.  Capital Expenditures..........................................107
SECTION 7.13.  Debt Service Coverage Ratio...................................108
SECTION 7.14.  Interest Expense Coverage Ratio...............................109
SECTION 7.15.  Leverage Ratio................................................109
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                                                                               4

                                  ARTICLE VIII

               EVENTS OF DEFAULT.............................................109

                                   ARTICLE IX

               THE AGENT AND THE ISSUING BANK................................114


                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01.  Notices......................................................119
SECTION 10.02.  Survival of Agreement........................................120
SECTION 10.03.  Binding Effect...............................................120
SECTION 10.04.  Successors and Assigns.......................................120
SECTION 10.05.  Expenses: Indemnity..........................................126
SECTION 10.06.  Right of Setoff..............................................128
SECTION 10.07.  Applicable Law...............................................128
SECTION 10.08.  Waivers; Amendment...........................................128
SECTION 10.09.  Interest Rate Limitation.....................................130
SECTION 10.10.  Entire Agreement.............................................131
SECTION 10.11.  Severability.................................................131
SECTION 10.12.  Confidentiality..............................................131
SECTION 10.13.  Counterparts.................................................132
SECTION 10.14.  Headings.....................................................132
SECTION 10.15.  Jurisdiction; Consent to Service of
                Process......................................................132
SECTION 10.16.  Original Credit Agreement;
                Effectiveness of the Amendment and
                Restatement..................................................133

EXHIBITS

Exhibit A-1       Form of Revolving Credit Note
Exhibit A-2       Form of Tranche A Term Note
Exhibit A-3       Form of Tranche B Term Note
Exhibit B         Form of Assignment and Acceptance
Exhibit C         Form of Administrative Questionnaire
Exhibit D         Form of Guarantee Agreement
Exhibit E         Form of Pledge Agreement
Exhibit F         Form of Security Agreement
Exhibit G         Form of Opinion of White & Case LLP
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SCHEDULES

Schedule 2.01     Commitments
Schedule 4.08     Subsidiaries
Schedule 4.09     Litigation
Schedule 4.21     Security Filings
Schedule 7.01     Indebtedness
Schedule 7.02     Liens
Schedule 7.04     Investments
Schedule 7.05     Affiliate Agreements
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                  CREDIT AGREEMENT DATED AS OF DECEMBER 7, 1993, AS AMENDED AND
                  RESTATED AS OF AUGUST 26, 1999 (THE "AGREEMENT"), AMONG TRANSTAR, INC., A DELAWARE CORPORATION (THE "BORROWER"), THE LENDERS LISTED IN SECTION 2.01 (THE "LENDERS") AND THE CHASE MANHATTAN BANK, A NEW YORK BANKING CORPORATION ("CHASE"), AS AGENT FOR THE LENDERS (IN SUCH CAPACITY, THE "AGENT") AND AS ISSUING BANK (SUCH TERM, AND THE OTHER CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PRELIMINARY STATEMENT, BEING USED AS DEFINED IN SECTION 1.01 HEREOF).

         The Borrower, certain Lenders, the Agent and the Issuing Bank are parties to a Credit Agreement dated as of December 7, 1993, as amended and in effect prior to the Restatement Closing Date (the "Original Credit Agreement"), pursuant to which such Lenders (a) made loans on a term basis in an aggregate principal amount of $445,000,000 on the Original Closing Date and (b) on a revolving basis committed to make loans in an aggregate principal amount at any time outstanding not in excess of $25,000,000 at any time and from time to time prior to the Maturity Date. The Borrower also requested the Issuing Bank to issue letters of credit for the account of the Borrower.

         The proceeds of Term Borrowings under the Original Credit Agreement were used by the Borrower (i) to refinance the Borrower's indebtedness, in an aggregate amount of $255,000,000, in respect of term loans outstanding under the Existing Credit Agreement, (ii) to redeem at par $179,090,472.48 principal amount of Subordinated Notes and to pay, in cash, interest accrued on the outstanding Subordinated Notes for the period from July 1, 1993 through the Original Closing Date and (iii) to pay a portion of the fees and expenses in connection with the transactions contemplated thereby with the balance of the proceeds of such Term Borrowings. The proceeds of Revolving Credit Borrowings have been and shall continue to be used to provide working capital for the Borrower and the Subsidiaries.

         The Borrower has requested that the Original Credit Agreement be amended and restated by this Agreement in order to provide for certain Lenders to make additional Term Loans to the Borrower in an amount not in excess of $45,000,000, the proceeds of which will be used (i) to refinance indebtedness in an aggregate principal amount of $30,000,000, in respect of loans outstanding under the Short Term Credit Agreement and (ii) to repay Revolving Credit Loans.

         The Lenders, the Agent and the Issuing Bank are willing to amend and restate the Original Credit Agreement with this
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                                                                               7


Agreement for purposes described in the immediately proceeding paragraph, the Lenders and the Issuing Bank are willing to extend such credit to the Borrower, and the Issuing Bank is willing to issue letters of credit for the account of the Borrower, on the terms and conditions set forth herein. Accordingly, the Borrower, the Lenders, the Issuing Bank and the Agent agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Agreement, the following words and terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

         "ABR Revolving Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Account Debtor" shall mean any person who is obligated to the Borrower or any Subsidiary under, with respect to, or on account of, an Account.

         "Accounts" shall mean any and all rights of the Borrower or any Subsidiary to payment for goods and services sold, leased or subject to railroad interchange, including any such right evidenced by chattel paper, whether due or to become due, whether it has been earned by performance, and whether now or
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hereafter acquired or arising in the future, including accounts receivable from
Affiliates.

         "Additional Management Equity Plan" shall mean any plan for the compensation of management of the Borrower and/or its Subsidiaries, or any arrangement for the benefit of the management of the Borrower and/or its Subsidiaries which provides for equity and/or equity-like investments, including, without limitation, the issuance of common stock of the Borrower, and/or warrants, options, contractual rights based on the equity value of the common stock of the Borrower or other rights to acquire common stock of the Borrower, provided that such investments shall, when combined with the Transtar, Inc. Equity Participation Plan, not result in the management of the Borrower and/or its Subsidiaries holding common stock of the Borrower, or the right to acquire common stock of the Borrower, which in the aggregate exceeds 5% of the fully-diluted number of shares of common stock of the Borrower outstanding at any time.

         "Adjusted CD Rate" shall mean, with respect to any CD Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed CD Rate" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1 / 100 of 1 %) determined by the Agent of the arithmetic average of the prevailing rates per annum determined by each Reference Lender bid at or about 10:00 a.m., New York City time, to such Reference Lender on the first Business Day of the Interest Period applicable to such CD Borrowing by three New York City negotiable certificate of deposit dealers of recognized standing selected by such Reference Lender for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount approximately equal to such Reference Lender's portion of such CD Borrowing and with a maturity comparable to such Interest Period.
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         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. For purposes hereof, the term "LIBO Rate" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/16 of 1%) determined by the Agent of the rate determined by each Reference Lender at which dollar deposits approximately equal in principal amount to such Reference Lender's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of such Reference Lender in immediately available funds in the London Interbank Market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Administrative Questionnaire" shall mean an administrative questionnaire in the form of Exhibit C, which each Lender shall complete and return to the Agent.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls 10% or more of the total voting power of the outstanding shares of capital stock of such specified person having the right to vote for the election of directors of such specified person under ordinary circumstances and any person controlling, controlled by or under common control with such specified person or such other person. For purposes of the foregoing, the term "control" (including the terms "controlling", "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise. For the purposes of Section 7.05, the Borrower shall not be deemed to be an Affiliate of any wholly owned Subsidiary and any wholly owned Subsidiary shall not be deemed to be an Affiliate of the Borrower or any other wholly owned Subsidiary.

         "Agency Fee" shall have the meaning assigned to such term in Section 2.05(c).
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         "Alternate Base Rate" shall mean, for any day, a rate per annum
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent
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                                                                              11


manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause
(b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Margin" shall mean, at any time, (i) with respect to ABR Loans, 3/4 of 1%, (ii) with respect to CD Loans, 1-7/8%, and (iii) with respect to Eurodollar Loans, 1-3/4%; in the case of (i), (ii) and (iii) above plus the Margin Adjustment (if any) in effect at such time.

         "Applicable Percentage" of any Participating Lender shall mean the percentage of the aggregate Revolving Credit Commitments represented by such Participating Lender's Revolving Credit Commitment.

         "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans in the ordinary course of its business, any other fund or trust or entity (a) that invests in bank loans in the ordinary course of its business and (b) with respect to which the same investment advisor as that of such Lender (or an Affiliate of such investment advisor) acts as the sole investment advisor or manager.

         "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.
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                                                                              12


         "Asset Sale Prepayment Event" shall have the meaning assigned to such term in Section 2.11(b)(i).

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of Exhibit B.

         "Blackstone" shall mean Blackstone Transportation Capital Partners L.P., Blackstone Offshore Capital Partners L.P., Blackstone Domestic Capital Partners L.P., Blackstone Family Investment Partnership II L.P., Blackstone Advisory Directors Partnership L.P., BMA, BTC and any Related Party of any of the foregoing entities.

         "BMA" shall mean Blackstone Management Associates, L.P., a Delaware limited partnership.

         "BTC" shall mean Blackstone Transportation Company, Inc., a Delaware corporation.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and having a single Interest Period.

         "Business Acquisition" shall mean the acquisition by the Borrower or any wholly owned Subsidiary of all or substantially all of the assets of, or all of the capital stock of, any other person.

         "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or a day on which banks in The City of New York are authorized or required by law to be closed); provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

         "Capital Expenditures" shall mean, for any person in any period, the aggregate amount of all capital expenditures of such person during such period, including Business Acquisitions and cash investments in Permitted Joint Ventures. For the purposes of this Agreement, the amount of any Capital Expenditure shall not include an amount equal to the amount of proceeds received upon any sale of assets or properties which are applied to the purchase of replacement assets or properties within 12 months of the receipt thereof.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

         "Cash Interest Expense" shall mean Interest Expense which has been paid in cash or is an accrual of an Interest Expense which is to be paid in cash.

         "CD Borrowing" shall mean a Borrowing comprised of CD Loans.

         "CD Loan" shall mean any CD Term Loan or CD Revolving Loan.

         "CD Revolving Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

         "CD Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

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         "Change of Control" shall mean and occur when (a) Blackstone and/or USX shall not beneficially own, directly or indirectly, or Blackstone and/or USX shall not have the sole power, directly or indirectly, to direct the voting of, a majority of the outstanding shares of Voting Stock at the time; (b) USX shall own, beneficially and of record, less than, or fail to have the sole power to direct the voting of at least, 25% of the outstanding shares of Voting Stock at the time; (c) Blackstone shall beneficially own, directly or indirectly, less than, or fail to have the sole power, directly or indirectly, to direct the voting of at least, 30% of the outstanding shares of Voting Stock at the time (other than due solely to the transfer of Voting Stock by Blackstone to USX);
(d) Blackstone shall beneficially own, directly or indirectly, less than 30% of the aggregate number of outstanding shares of Voting Stock and Non-Voting Stock at the time (other than due solely to the transfer of Voting Stock or Non-Voting Stock by Blackstone to USX); (e) USX shall own, beneficially and of record, less than 20% of the aggregate number of outstanding shares of Voting Stock and Non-Voting Stock at the time; (f) both (i) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Act of 1934, as in effect on the date hereof), other than Blackstone and/or USX, shall own, directly or indirectly, 25% or more of the aggregate number of outstanding shares of Voting Stock at the time and (ii) Blackstone and/or USX shall not beneficially own, directly or indirectly, or Blackstone and/or USX shall not have the sole power, directly or indirectly, to direct the voting of, a majority of the outstanding shares of Voting Stock at the time; or (g) a majority of seats (other than vacant seats) on the Board of Directors of the Borrower shall at any time be occupied by individuals who were not nominated by Blackstone or USX or appointed by directors nominated by Blackstone or USX; provided that in determining whether a Change of Control has occurred under any of the foregoing clauses
(a)-(e) (but not for purposes of clause (f)), any shares of Voting Stock or Non-Voting Stock issued by the Borrower in a public offering shall be deemed not to be outstanding.

         "Code" shall mean the Internal Revenue Code of 1986 or any successor statute, as the same may be amended from time to time.

         "Collateral Agent" shall mean the collateral agent specified in any of the Security Documents.

         "Commitment" shall mean, with respect to any Lender, such Lender's Tranche B Term Loan Commitment, Tranche A Term Loan Commitment and Revolving Credit Commitment (if any).

         "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

         "Debt Service Coverage Ratio" shall mean, with respect to the Borrower as of the end of any fiscal quarter, the ratio of (A) Operating Cash Flow for such fiscal quarter and the three immediately preceding fiscal quarters (treated as a single accounting period), to (B) Required Payments for such period.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "EBITD&A" shall mean, with respect to the Borrower for any period, the sum of (a) Net Income for such period, (b) Interest Expense for such period, (c) Federal, state and local income and franchise taxes deducted from revenue in determining such Net Income, (d) depreciation and amortization deducted from revenue in determining such Net Income and (e) expenses deducted from revenue in determining such Net Income as a result of SFAS 106.

         "Eligible Assignee" shall mean any Lender and any Affiliate of the assigning Lender and an Approved Fund.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, or any successor statute, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414 of the Code.

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         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
Loans.

         "Eurodollar Loan" shall mean any Eurodollar Term Loan or Eurodollar Revolving Loan.

         "Eurodollar Revolving Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning assigned to such term in
Article VIII.

         "Excess Cash Flow" shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, without duplication, (I) the sum of (a) Net Income for such period and all cash non-recurring and extraordinary gains during such period (whether or not accrued in such period),
(b) depreciation deducted from revenue in determining such Net Income, (c) amortization deducted from revenue in determining such Net Income, (d) Interest Expense (other than Cash Interest Expense) and other non-cash items deducted from revenue in determining such Net Income, and (e) non-cash expenses deducted from revenue in determining such Net Income as a result of SFAS 106, minus (II) the sum of (a) non-cash items added back in a previous period pursuant to clause
(I)(d) above to the extent any such item has become a cash item in the current period, (b) dividends, distributions, redemptions and repurchases paid or made during such period pursuant to Section 7.08(a), (b) or (d), (c) the cash funding of special charges and non-recurring and extraordinary losses during such period (whether or not accrued in such period or in a prior period), (d) prepayments and repayments of the principal of Revolving Credit Loans, but only to the extent of the Revolving Credit Commitments that are permanently terminated at the time of such repayment or prepayment, (e) scheduled payments of the principal of the Term Loans pursuant to Section 2.11 made during such period and voluntary prepayments of the principal of the Term Loans made during such period, (f) prepayments of the principal of Term Loans during such period with the Net Proceeds of any Prepayment Event (but only to the extent of the amount of such Net Proceeds included in clause (I)(a) above), (g) the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries during such period (net of the amount of Capital Lease Obligations and Purchase Money Indebtedness incurred by the Borrower or any Subsidiary to finance any such Capital Expenditures), (h) repayments during such period of Capital Lease Obligations of the Borrower or any Subsidiary (other than any portion thereof allocable to Interest Expense) and repayments during such period of the principal of Purchase Money Indebtedness of the Borrower or any Subsidiary and (i) cash payments associated with the termination of interest rate protection agreements in such period.

         "Existing Credit Agreement" shall mean the Credit Agreement dated as of October 19, 1990, as amended, among the Borrower, the banks named therein, Chemical Bank, as agent, and Bank of Montreal as letter of credit issuing bank.

         "Fees" shall mean the Agency Fee, the Fronting Fee, the Commitment Fee, the Letter of Credit Fee and the fees referred to in Section 2.05(b).

         "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Comptroller (or any duly authorized Vice President with similar responsibilities) of such corporation.

         "Fleet" shall mean USS Great Lakes Fleet, Inc., a Delaware corporation.

         "Fronting Fee" shall have the meaning assigned to such term in Section 2.05(c).

         "GAAP" shall mean generally accepted accounting principles in the United States.

         "Governmental Authority" shall mean any Federal, state or other court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "Guarantee Agreement" shall mean the Guarantee Agreement entered into in connection with the Original Credit Agreement, attached hereto as Exhibit D, between each Subsidiary and the Agent.

         "Holdings" shall mean Transtar Holdings, L.P., a Delaware limited partnership.

         "Holdings Notes" shall mean the senior notes issued by Holdings and TCC.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (including zero coupon instruments), (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business and paid when due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements (valued at the termination value thereof) and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof. Notwithstanding anything to the contrary contained above, Indebtedness referred to in Section 7.01(i) shall not be deemed to be Indebtedness for the purposes of calculating any financial tests herein.

         "Interest Expense" shall mean, with respect to the Borrower for any period, the gross interest expense of the Borrower for such period determined on a consolidated basis in accordance with GAAP consistently applied, including (a) the amortization of debt discounts, (b) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense (but excluding the amount of fees and expenses capitalized in connection with the Existing Credit Agreement and expensed during such period as a result of the prepayment of Indebtedness thereunder on the Original Closing Date) and (c) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the

Borrower with respect to interest rate protection agreements entered into as a hedge against interest rate exposure, but without giving effect to the write-off of expenses associated with the termination of interest rate protection agreements.

         "Interest Expense Coverage Ratio" shall mean, with respect to the Borrower as of the end of any fiscal quarter, the ratio of (a) EBITD&A for such fiscal quarter and the three immediately preceding fiscal quarters (treated as a single accounting period), to (b) Interest Expense for such period.

         "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration or a CD Borrowing with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months or 90 days, as the case may be, been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 (or, subject to agreement by all the Lenders, 12) months thereafter, as the Borrower may elect, (b) as to any CD Borrowing, a period of 30, 60, 90 or 180 (or, subject to agreement by all the Lenders, 360 days' duration, as the Borrower may elect, commencing on the date of such Borrowing and (c) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and
(iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section
2.11 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Issuing Bank" shall mean Chase, in its capacity as the issuer of Letters of Credit. From and including the Restatement Closing Date, the Issuing Bank may arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "Letter of Credit" shall mean any letter of credit issued by the Issuing Bank pursuant to Section 3.01(a).

         "Letter of Credit Commitment" shall mean $25,000,000, as the same may be reduced from time to time pursuant to Section 3.07. The Letter of Credit Commitment shall automatically and permanently terminate on the Maturity Date.

         "Letter of Credit Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

         "Letter of Credit Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all Outstanding Letters of Credit and (b) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 3.04(a).

         "Letter of Credit Fee" shall have the meaning assigned to such term in
Section 3.03.

         "Leverage Ratio" shall mean, with respect to the Borrower on any date, the ratio of (a) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries as of such date to (b) EBITD&A for the most recently completed fiscal quarter and the three immediately preceding fiscal quarters (treated as a single accounting period).

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit (and any instrument or document executed by the Borrower relating to any Letter of Credit), the Guarantee Agreement and the Security Documents.

         "Loans" shall mean the Revolving Credit Loans and the Term Loans.

         "Margin Adjustment" shall mean a percentage which initially shall be 0% and which shall be adjusted from time to time as follows: (i) the Margin Adjustment shall be reduced by 1/4 of 1% on the first day (the "Margin Reduction Date") on which both (A) the sum of the aggregate outstanding Term Loans plus the Revolving Credit Commitments is equal to or less than $395,000,000 and (B) the Interest Expense Coverage Ratio as of the end of the most recently completed fiscal quarter shall be at least 4.75: 1.00 and (ii) after the Margin Reduction Date, the reduction in the Margin Adjustment pursuant to clause (i) above will be rescinded (resulting in an increase in the Margin Adjustment by 1/4 of 1%) during any period that the Interest Expense Coverage Ratio as of the end of the most recent fiscal quarter (for such fiscal quarter and the three immediately preceding fiscal quarters treated as a single accounting period) shall be less than 4.75:1.00. After the Margin Reduction Date, any reduction to the Margin Adjustment rescinded pursuant to clause (ii) of the preceding sentence shall be subject to reinstatement (resulting in a 1/4 of 1% reduction in the Margin Adjustment) during any period that the Interest Expense Coverage Ratio as of the end of the most recent fiscal quarter (for such fiscal quarter and the three immediately preceding fiscal quarters treated as a single accounting period) shall be at least 4.75: 1.00. Any such rescission or reinstatement of the reduction in the Margin Adjustment pursuant hereto shall be effective at the time of delivery to the Agent of financial statements pursuant to Section 6.04 demonstrating the Interest Expense Coverage Ratio at that time. If such reduction pursuant to clause (i) shall be in effect and the Borrower shall fail to deliver the financial statements in the time period required by Section 6.04, such reduction shall be rescinded until the time of delivery to the Agent of such financial statements demonstrating that the Interest Expense Coverage Ratio has been achieved. The parties hereto acknowledge that the Margin Reduction Date occurred prior to the Restatement Closing Date and the Margin Adjustment is in effect on the Restatement Closing Date.

         "Margin Stock" shall have the meaning assigned to such term under Regulation U.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, or (b)(i) a material impairment of the ability of the Borrower or any Subsidiary to perform any of its obligations under any Loan Document to which it is or will be a party, which materially impairs the ability of the Borrower and the Subsidiaries to perform their obligations under the Loan Documents, taken as a whole, or (ii) a material impairment of the rights or benefits of the Lenders under any Loan Document, which materially impairs the rights or benefits of the Lenders under the Loan Documents, taken as a whole.

         "Maturity Date" shall mean December 31, 2000.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001 (a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Net Income" shall mean, with respect to the Borrower for any period, the aggregate net income (or net deficit) of the Borrower for such period determined on a consolidated basis in accordance with GAAP consistently applied, which shall be equal to net revenues and other proper income less the aggregate for such period of, without duplication, (a) cost of goods sold, (b) interest expense, (c) operating expenses, (d) selling, general and administrative expenses, (e) taxes, (f) depreciation, depletion and amortization of properties and (g) any other items that are treated as expenses under GAAP, but excluding from the definition of Net Income (x) any special charges and any extraordinary or non-recurring gains or losses (including the amount of fees and expenses capitalized in connection with the Existing Credit Agreement and expensed as a result of the prepayment of Indebtedness thereunder on the Original Closing Date, to the extent deducted in determining such Net Income) and (y) the write-off of expenses associated with the termination of interest rate protection agreements, to the extent deducted in determining such Net Income, all computed on a consolidated basis in accordance with GAAP consistently applied.

         "Net Proceeds" shall mean with respect to any Prepayment Event (a) the gross amount of consideration or other amounts (including insurance settlements) paid to or received by the Borrower or any Subsidiary in respect of such Prepayment Event, less (b) the amount, if any, of all taxes (other than income taxes) and the Borrower's good faith best estimate of all income taxes, and reasonable and customary fees, commissions, costs and other expenses (other than those payable to the Borrower, any Affiliate of the Borrower or any Subsidiary) which are incurred in connection with such Prepayment Event and are payable by the seller or the transferor of the assets or property or issuer of the securities, as the case may be, to which such Prepayment Event relates, but only to the extent not already deducted in arriving at the amount referred to in clause (a). Notwithstanding the foregoing, with respect to any Prepayment Event described in the proviso to the second sentence of the definition thereof, the term "Net Proceeds" shall mean the excess of the Net Proceeds paid to or received by the Borrower or any Subsidiary upon any destruction or sale, lease, transfer or other disposition described in such sentence over the amount, if any, of cash payable in respect of the replacement by the Borrower or any Subsidiary at the time such replacement is obtained.

         "Non-Voting Stock" shall mean the Class B Non-Voting Common Stock, without par value, of the Borrower.

         "Notes" shall mean the Term Notes and the Revolving Credit Notes.

         "Obligations" shall have the meaning assigned to such term in the Guarantee Agreement.

         "Operating Cash Flow" shall mean, with respect to the Borrower for any period, without duplication, Net Income for such period plus (a) the aggregate amounts deducted in determining such Net Income in respect of (i) depreciation, amortization, deferred taxes, expenses deducted as a result of SFAS 106 and other non-cash charges and (ii) Interest Expense, plus (b) the net proceeds of Asset Sale Prepayment Events received during such period, to the extent that such net proceeds exceed the amount of any gains in respect thereof included in determining such Net Income (up to a maximum amount pursuant to this clause (b) of $5,000,000 for each fiscal year of the Borrower) minus (c) the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries during such period (net of the amount of Capital Lease Obligations and Purchase Money Indebtedness, which were incurred by the Borrower or any Subsidiary to finance any such Capital Expenditures (up to the amount of the related Capital Expenditures)), all determined in accordance with GAAP consistently applied. For purposes of clause (c) above, the Indebtedness incurred under the Short Term Credit Agreement and the Revolving Credit Loans incurred in connection therewith to finance the acquisition of the Ship (as defined in the Short Term Credit Agreement) shall be deemed to be Purchase Money Indebtedness incurred to finance Capital Expenditures.

         "Operating Leases" shall mean operating leases with an initial term of not less than five years. The amount of any Operating Lease shall be the amount which, if such Operating Lease had given rise to a Capital Lease Obligation, would be the amount of the Capital Lease Obligation.

         "Original Closing Date" shall mean the date of the first Borrowing under the Original Credit Agreement.

         "Original Credit Agreement" shall have the meaning assigned to such term in the preamble of this Agreement.

         "Outstanding Letters of Credit" shall mean the Letters of Credit at the time outstanding.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor thereto.

         "Participating Lender" shall mean, at any time any Lender with a Revolving Credit Commitment at such time.

         "Permitted Investments" shall mean:

         (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

         (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; or

         (c) commercial paper maturing no more than six months from the date of creation thereof and, at the time of acquisition, having a rating of A-1 or higher from Standard & Poor's Corporation or P-1 or higher from Moody's Investors Service, Inc.;

         (d) domestic and Eurodollar certificates of deposit, time or demand deposits or bankers' acceptances maturing within six months after the date of acquisition issued by (x) any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital, surplus and undivided profits (less any undivided losses) of not less than $250,000,000 or (y) any branch of any Lender or any commercial bank organized under the laws of the United Kingdom, Canada or Japan having combined capital, surplus and undivided profits (less any undivided losses) of not less than $250,000,000;

         (e) fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a) and
(b) above entered into with any institution meeting the qualifications specified in clause (d) above;

         (f) participations in loans made to a borrower with a debt rating of A-1 or higher from Standard & Poor's Corporation or P-1 or higher from Moody's Investors Service, Inc., provided that such loans mature within six months from the date such participation is purchased; and

         (g) investments in short-term asset management accounts offered by any Lender for the purpose of investing in loans to any corporation other than an Affiliate of the Borrower organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.

         "Permitted Joint Ventures" shall mean a joint venture, in the form of a corporation, business trust, joint venture, association, company or partnership, entered into by the Borrower or any Subsidiary which (a) is engaged in a line of business related to those engaged in by the Borrower and its Subsidiaries and
(b) is formed or organized in a manner that limits the exposure of the Borrower and its Subsidiaries for the liabilities thereof to (i) the investments of the Borrower and its Subsidiaries therein permitted under Section 7.04(i) and (ii) any Indebtedness of any Permitted Joint Venture or any Guarantees by the Borrower or any Subsidiary of such Indebtedness, which Indebtedness or Guarantees are permitted at the time under Section 7.01.

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or Governmental Authority.

         "Plan" shall mean any pension plan (other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate.

         "Pledge Agreement" shall mean the Pledge Agreement entered into in connection with the Original Credit Agreement, attached hereto as Exhibit E, among the Borrower, each Subsidiary listed therein and the Agent.

         "Pledged Securities" shall have the meaning assigned to such term in the Pledge Agreement.

         "Potential Event of Default" shall mean any event, condition or circumstance which upon notice, lapse of time or both would constitute an Event of Default.

         "Prepayment Event" shall mean (a) any sale, lease, transfer, assignment, destruction or other disposition (other than sales, leases, assignments, transfers and other dispositions of inventory and equipment in the ordinary course of business) of assets (including patents, trademarks and other intangibles), business units, individual business assets or property of the Borrower or any of the Subsidiaries (including the sale, transfer or disposition of any capital stock) or (b) the issuance or sale by the Borrower or any of the Subsidiaries of any securities (other than (i) shares of capital stock of the Borrower and (ii) debt securities that are permitted to be incurred or issued pursuant to Section 7.01), or any obligations convertible into or exchangeable for, or giving any person or entity any right, option or warrant to acquire from the Borrower or any of the Subsidiaries any of such securities or any such convertible or exchangeable obligations. Notwithstanding the foregoing, the term "Prepayment Event" shall not include any destruction or sale, lease, transfer or other disposition of equipment if the Borrower agrees in writing with the Lenders in a form reasonably acceptable to the Agent that it will replace such equipment (or cause such equipment to be replaced) with equipment used for substantially the same purpose, or enter into binding written agreements for the replacement of such equipment, as soon as practicable after any such destruction or sale, lease, transfer or other disposition and in any event not later than one year after any such destruction or sale, lease, transfer or other disposition; provided, however, that the acquisition of any such replacement, or the failure to obtain such replacement within such one year period or within one year following the required delivery date specified in any such written agreement, shall be deemed to be a "Prepayment Event" described in clause (a) above. For purposes of the foregoing, "destruction " shall include, with respect to any property, total destruction, damage beyond repair, loss of use for a period of more than 120 consecutive days, condemnation, confiscation, seizure of title or requisition.

         "Purchase Money Indebtedness" shall mean Indebtedness of the Borrower or any Subsidiary incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Borrower or such Subsidiary; provided that such Indebtedness is incurred within one year after such property is acquired or, in the case of improvements, constructed.

         "Purpose Credit" shall have the meaning assigned to such term in Regulation U.

         "Reference Lender" shall mean the Agent.

         "Register" shall have the meaning assigned to such term in Section 10.04(d).

         "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Related Party" shall mean (i) with respect to Blackstone (other than BMA or BTC), any trust, corporation, partnership or other entity of which BMA or BTC, for so long as BMA or BTC continues to be controlled by at least two Persons who were general partners of BMA on the Original Closing Date, or a Related Party of BMA or BTC, is the controlling general partner (in the case of a partnership) or beneficially holds a controlling interest and 75% or more of the equity interests thereof (in the case of a trust, corporation or other entity) and (ii) with respect to BMA or BTC, (a) at least two Persons who were general partners of BMA on the Original Closing Date or (b) any trust, corporation, partnership or other entity of which two or more of the Persons who were general partners of BMA on the Original Closing Date beneficially hold a controlling interest and 75% or more of the equity interests thereof.

         "Repayment Date" shall have the meaning assigned to such term in
Section 2.11(a)(ii).

         "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations thereunder.

         "Required Lenders" shall mean, at any time, Lenders holding Loans and Lenders having Letter of Credit Exposure and unutilized Revolving Credit Commitments representing in the aggregate more than 50% of the aggregate principal amount of the Loans outstanding, the Letter of Credit Exposure and the unutilized Revolving Credit Commitments.

         "Required Payments" shall mean, with respect to the Borrower for any period, without duplication, (a) the aggregate consolidated Cash Interest Expense for such period, (b) the aggregate redemption price (excluding any amount payable in respect of accrued dividends) of preferred stock, if any, of the Borrower or any Subsidiary required to be redeemed by its terms during such period and (c) the aggregate principal amount of Term Loans becoming due during such period pursuant to Section 2.11 and the aggregate principal amount of scheduled payments or scheduled prepayments becoming due during such period in respect of all other Indebtedness (other than any Indebtedness, to the extent such Indebtedness is refinanced during such period (or prior to the date financial statements as of the end of such period are required to be delivered pursuant to Section 6.04) with other Indebtedness permitted hereunder) of the Borrower or any Subsidiary, including the portion of Capital Lease Obligations of the Borrower or any Subsidiary not allocable to Interest Expense payable or by its terms becoming due during such period.

         "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "Restatement Closing Date" shall mean the date on which the conditions set forth in Section 5.02 are satisfied, or waived by the Required Lenders and each Lender with a Tranche B Term Loan Commitment, and the Tranche B Term Loans are borrowed hereunder.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Credit Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans hereunder as set forth in Section 2.01(b), as the same may be reduced from time to time pursuant to Section 2.09. The aggregate amount of Revolving Credit Commitments of all the Lenders is $25,000,000 on the Restatement Closing Date.

         "Revolving Credit Loans" shall mean the revolving credit loans made by the Lenders to the Borrower pursuant to Section 2.01(b). Each Revolving Credit Loan shall he a Eurodollar Revolving Loan, a CD Revolving Loan or an ABR Revolving Loan.

         "Revolving Credit Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-1, evidencing Revolving Credit Loans.

         "Security Agreement" shall mean the Security Agreement entered into in connection with the Original Credit Agreement, attached hereto as Exhibit F, among the Borrower, each Subsidiary and the Agent.

         "Security Documents" shall mean the Pledge Agreement and the Security Agreement.

         "Short Term Credit Agreement" shall mean the Credit Agreement dated as of June 29, 1999, among the Borrower, the lenders named therein and Chase, as agent.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject (a) with respect to the Adjusted CD Rate or the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to (i) the applicable Interest Period, in the case of the Adjusted CD Rate, and (ii) three months, in the case of the Base CD Rate, and
(b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Stockholders Agreement" shall mean the Stockholders' Agreement dated as of December 28, 1988, by and among Blackstone Capital Partners L.P., Blackstone Transportation Partners L.P., USX and the Borrower.

         "Subordinated Note Agreement" shall mean the Junior Subordinated Note Agreement dated as of December 28, 1988, between the Borrower and USX, pursuant to which the Subordinated Notes were issued, as amended by the amendment thereto dated October 18, 1990.

         "Subordinated Notes" shall mean the 13-3/4% Junior Subordinated Pay-in-Kind Notes Due 2003 of the Borrower issued pursuant to the Subordinated Note Agreement.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, association or other business entity of which more than 50% of the securities or other ownership interests having ordinary voting power is, or with respect to which rights to control management (pursuant to any contract or other agreement or otherwise) are, at the time as of which any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any subsidiary of the Borrower; provided that
(a) neither Southern International Service Company Inc. nor Mobile Bay Wood Chip Center shall be considered to be a Subsidiary of the Borrower solely by reason of the contractual rights to control the management thereof existing on the Original Closing Date and (b) neither Sisco Stevedoring LLC, Sisco II nor Southeast Wood Fiber LLC shall be considered to be a Subsidiary of the Borrower solely by reason of the contractual rights to control the management thereof existing on the Restatement Closing Date.

         "Substitute Lender" shall have the meaning assigned to such term in
Section 2.13(d).

         "TCC" shall mean Transtar Capital Corporation, a Delaware corporation.

         "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

         "Term Loans" shall mean Tranche A Term Loans and Tranche B Term Loans.

         "Term Notes" shall mean Tranche A Term Notes and Tranche B Term Notes.

         "Tranche A Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(i).

         "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans.

         "Tranche A Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make term loans pursuant to clause (a) of Section 2.01 of the Original Credit Agreement.

         "Tranche A Term Loans" shall mean the term loans made by certain Lenders to the Borrower on the Original Closing Date pursuant to clause (a) of
Section 2.01 of the Original Credit Agreement. Each Tranche A Term Loan is a Eurodollar Term Loan, a CD Term Loan or an ABR Term Loan. The aggregate principal amount of the Tranche A Term Loans outstanding on the Restatement Closing Date is $85,000,000.

         "Tranche A Term Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing Term Loans.

         "Tranche B Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(ii).

         "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

         "Tranche B Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder as set forth in Section 2.01(a). The aggregate amount of the Tranche B Term Loan Commitments of all the Lenders is $45,000,000.

         "Tranche B Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a). Each Tranche B Term Loan shall be a Eurodollar Term Loan, a CD Term Loan or an ABR Term Loan.

         "Tranche B Term Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-3, evidencing Tranche B Term Loans.

         "Transactions" shall have the meaning assigned to such term in Section 4.02.

         "Transportation Services Agreements" shall mean (a) the transportation services agreement dated as of July 1, 1998, between the Borrower and U.S. Steel Mining Co., Inc., (b) the transportation services agreement dated as of July 1, 1998, between the Borrower and USX, (c) the transportation services agreement effective as of July 1, 1998, between Fleet and USX and (d) the transportation services agreement dated as of December 29, 1998, between the Borrower and USS/Kobe Steel Company.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

         "USS" shall mean USX (in relation to its USS Division) or any subsidiary of USX succeeding to its USS Division.

         "USX" shall mean USX Corporation, a Delaware corporation.

         "Voting Stock" shall mean the Class A Voting Common Stock, without par value, of the Borrower.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VII, such term shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the audited financial statements referred to in Section 4.05.

                                  ARTICLE II

                                  THE CREDITS

         SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a single Tranche B Term Loan to the Borrower on the Restatement Closing Date in a principal amount not to exceed the Tranche B Term Loan Commitment set forth opposite its name in Schedule 2.01. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

         (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender named below agrees, severally and not jointly, to make Revolving Credit Loans to the Borrower, at any time and from time to time on or after the Restatement Closing Date and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed (after giving effect to all Revolving Credit Loans repaid, and all reimbursements of Letter of Credit Disbursements made, concurrently with the making of any Revolving Credit Loans) (i) the Revolving Credit Commitment set forth opposite its name in
Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09, minus (ii) such Lender's Applicable Percentage of the Letter of Credit Exposure at the time. Within the limits set forth in the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Credit Loans on or after the Original Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

         (c) All Tranche A Term Loans, Revolving Credit Loans and Outstanding Letters of Credit under the Original Credit Agreement on the Restatement Closing Date shall remain outstanding hereunder on the terms set forth herein.

         SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Tranche B Term Loan Commitments or Revolving Credit Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $1,000,000 (or, if less, an aggregate principal amount equal to the remaining balance of the applicable Commitments), in the case of an ABR Borrowing, and $5,000,000, in the case of a Eurodollar Borrowing or CD Borrowing.

         (b) Each Borrowing shall be comprised of ABR Loans, CD Loans or Eurodollar Loans, as the Borrower may request pursuant to Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not cause such Lender to incur any increased costs in respect of which the Borrower is required to reimburse such Lender pursuant to Section 2.13 and (ii) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower may not request any Borrowing which, if made, would result in an aggregate of more than eight separate CD Loans or Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

         (c) Each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.16, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than 1:00 p.m., New York City time, and the Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, promptly return the amounts so received to the respective Lenders in like funds.

         (d) Notwithstanding any other provision of this Agreement, the Borrower may not request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         (e) If the Agent has not received from the Borrower the payment required by Section 3.04(a) by 11:00 a.m., New York City time, on the date on which the Issuing Bank has notified the Borrower that payment of a draft presented under any Letter of Credit will be made, as provided in Section 3.04(a), the Agent will promptly notify the Issuing Bank and each Participating Lender of the Letter of Credit Disbursement and, in the case of each Participating Lender, its Applicable Percentage of such Letter of Credit Disbursement. Each Participating Lender will pay to the Agent not later than 2:00 p.m., New York City time, on such date such Participating Lender's Applicable Percentage of such Letter of Credit Disbursement, which the Agent will promptly pay to the Issuing Bank. The Agent will promptly remit to each Participating Lender its Applicable Percentage of any amounts subsequently received by the Agent from the Borrower in respect of such Letter of Credit Disbursement.

         SECTION 2.03. Notice of Borrowings. (a) The Borrower shall give the Agent written or telex notice (or telephone notice promptly confirmed in writing or by telex) (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before a proposed Borrowing, (b) in the case of a CD Borrowing, not later than 10:00 a.m., New York City time, two Business Days before a proposed Borrowing and (c) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, one Business Day before a proposed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a Tranche B Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing, a CD Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing or CD Borrowing, the Interest Period with respect thereto. If no election as to the type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing or CD Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing, or 30 days' duration, in the case of a CD Borrowing.

         (b) The Agent shall promptly and on the same Business Day, if practicable, advise the Lenders of any notice given pursuant to this Section
2.03 and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. Notes; Repayment of Loans. The Revolving Credit Loans made prior to the Restatement Closing Date and Tranche A Term Loans made by each Lender have been evidenced by Revolving Credit Notes and Tranche A Term Notes, respectively, duly executed on behalf of the Borrower, dated the Original Closing Date in substantially the form attached hereto as Exhibit A-1 or A-2, respectively. The Tranche B Term Loans made by each Lender shall be evidenced by a Tranche B Term Note duly executed on behalf of the Borrower, dated the Restatement Closing Date in substantially the form attached hereto as Exhibit A-3 with the blanks appropriately filled, payable to the order of such Lender in a principal amount equal to such Lender's Tranche B Term Loan Commitment. The outstanding principal balance of each Loan, as evidenced by such a Note, shall be payable (a) in the case of a Revolving Credit Loan, on the Maturity Date and
(b) in the case of a Term Loan, as provided in Section 2.11. Each Note shall bear interest from the date of the first Borrowing hereunder in respect of such Note on the outstanding principal balance thereof as set forth in Section 2.06. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule, such notations being rebuttable presumptive evidence of the information recorded thereby; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes. Upon written request to the Borrower by a Lender, which request shall be made through the Agent, the Borrower shall issue to such Lender a new promissory note in exchange for such Lender's existing Revolving Credit Note or Term Note, as applicable, which new promissory note shall constitute a "Note" for all purposes of this Agreement and the other Loan Documents (evidencing the same Loans) and shall be identical to such existing Note, except as follows: (a) the phrase in such Note "to the order of" shall be deleted, (b) the phrase "or registered assigns" shall be inserted immediately before the phrase "(the "Lender")" in such Note and (c) there shall be inserted in such Note, as a new paragraph immediately preceding the penultimate paragraph of such Note, the following two sentences: "This Note is issuable only in registered form. The holder hereof, by its acceptance of this Note, shall be deemed to have agreed to transfer this Note only on the terms provided in the Agreement." No promissory note issued pursuant to the immediately preceding sentence of this
Section 2.04 may be exchanged for a promissory note in a form other than that provided for in such immediately preceding sentence. Notes that are replaced with any promissory notes issued pursuant to the second preceding sentence of this Section 2.04 shall be returned to the Borrower.

         SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Participating Lender, through the Agent, on the last day of March, June, September and December in each year, commencing December 31, 1993, and on the date on which the Revolving Credit Commitment of such Participating Lender shall be terminated as provided herein, a commitment fee (a "Commitment Fee") of 1/2 of 1% per annum on the average daily unused amount of the Revolving Credit Commitment of such Participating Lender during the preceding quarter (or shorter period commencing with the Original Closing Date or ending with the Maturity Date or the date on which the Revolving Credit Commitment of such Participating Lender shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Participating Lender hereunder shall commence to accrue on the Original Closing Date and shall cease to accrue on the date on which the Revolving Credit Commitment of such Participating Lender shall be terminated as provided herein.

         (b) The Borrower agrees to pay to the Agent, for its own account and payment to other Lenders (to the extent applicable), on the Restatement Closing Date, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Agent.

         (c) The Borrower agrees to pay to the Agent, for its own account, in arrears, on the last day of March, June, September and December in each year, commencing December 31, 1993, an administration fee (the "Agency Fee") in the amount specified in the letter dated October 28, 1993, between Chase (as successor to Chemical Bank) and the Borrower. The Borrower agrees to pay to the Issuing Bank, for its own account, a fronting fee (the "Fronting Fee") in the amount separately agreed to by the Issuing Bank and the Borrower.

         (d) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for prompt distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances, absent manifest error.

         SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, in the event the Alternate Base Rate is based on the Prime Rate, 365 or 366 days, as the case may
be) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

         (b) Subject to the provisions of Section 2.07, each CD Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum, equal to the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

         (c) Subject to the provisions of Section 2.07, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

         (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted CD Rate or Adjusted LIBO Rate for each Interest Period shall be determined by the Agent on the basis of the information provided to the Agent as provided herein, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder (including any amount due under Section 3.04(a)), by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date of such default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or, in the event the Alternate Base Rate is based on the Prime Rate, 365 or 366 days, as the case may be) equal to the Alternate Base Rate plus the Applicable Margin in respect of ABR Loans plus 2%.

         SECTION 2.08. Alternate Rate of Interest. (a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing, the Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London Interbank Market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telex notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or Section 2.10 shall, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Agent hereunder shall be conclusive absent manifest error.

         (b) In the event, and on each occasion, that on or before the day on which the Adjusted CD Rate for a CD Borrowing is to be determined, the Agent shall have determined that such Adjusted CD Rate cannot be determined for any reason, including the inability of the Agent to obtain sufficient bids in accordance with the terms of the definition of Fixed CD Rate, or the Agent shall determine that the Adjusted CD Rate for such CD Borrowing will not adequately and fairly reflect the cost to any Lender of making or maintaining its CD Loan during such Interest Period, the Agent shall, as soon as practicable thereafter, give written or telex notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a CD Borrowing pursuant to Section 2.03 or 2.10 shall, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. Termination and Reduction of Commitments. (a) The Revolving Credit Commitments and the Letter of Credit Commitment shall be automatically terminated on the Maturity Date.

         (b) Upon at least three Business Days' prior irrevocable written or telex notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction thereof shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $1,000,000 and (ii) the aggregate Revolving Credit Commitments may not be reduced to an amount which is less than the Letter of Credit Commitment at the time.

         (c) In the event and on each occasion that a prepayment of Term Borrowings would be required under Section 2.12(c), (d) or (e) after the Term Borrowings shall have been fully repaid, then the Revolving Credit Commitments shall be automatically and permanently reduced at the time and in the amount of the prepayment that would have been required.

         (d) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Participating Lenders in accordance with their respective Revolving Credit Commitments. The Borrower shall pay to the Agent for the account of the Participating Lenders, on the date of each termination or reduction in the Revolving Credit Commitments, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued through the date of such termination or reduction.

         SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Agent (i) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing or CD Borrowing into an ABR Borrowing, (ii) not later than 10:00 a.m., New York City time, two Business Days prior to conversion or continuation, to convert any Eurodollar Borrowing or ABR Borrowing into a CD Borrowing or to continue any CD Borrowing as a CD Borrowing for an additional Interest Period, (ii) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing or CD Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, (iv) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, and (v) not later than 10:00 a.m., New York City time, two Business Days prior to conversion, to convert the Interest Period with respect to any CD Borrowing to another permissible Interest Period, subject in each case to the following:

         (a) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of their Loans comprising the converted or continued Borrowing;

         (b) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be an integral multiple of $1,000,000 and not less than $1,000,000, in the case of ABR Borrowings, and $5,000,000, in the case of Eurodollar Borrowings or CD Borrowings;

         (c) each conversion shall be effected by each Lender by applying the proceeds of the new Loan of such Lender resulting from such conversion to the Loan (or portion thereon of such Lender being converted; accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

         (d) if any Eurodollar Borrowing or CD Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

         (e) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

         (f) any portion of a Borrowing maturing or required to be repaid in less than 30 days may not be converted into or continued as a CD Borrowing;

         (g) any portion of a Eurodollar Borrowing or CD Borrowing which cannot be converted into or continued as a Eurodollar Borrowing or a CD Borrowing by reason of clause (e) or (f) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

         (h) no Interest Period may be selected for any Eurodollar Term Borrowing or CD Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (i) the Eurodollar Term Borrowings and CD Term Borrowings with Interest Periods ending on or prior to such Repayment Date and (ii) the ABR Term Borrowings, would not be at least equal to the principal amount of Term Borrowings of the same class to be paid on such Repayment Date.

         Each notice pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing, a CD Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing or CD Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing or CD Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing, or 30 days' duration, in the case of a CD Borrowing. The Agent shall promptly advise the other Lenders of any notice given pursuant to this Section and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

         SECTION 2.11. Repayment of Term Borrowings. (a)(i) The Tranche A Term Borrowings shall be payable as to principal in 14 consecutive installments payable on the last day of June and December of each year set forth below, commencing June 30, 1994 (each such date being called a "Tranche A Repayment Date"), each such installment on any such date to be in an amount equal to 40% of the amount set forth below opposite the year during which such date occurs, in the case of any payment due in June, or 60% of such amount, in the case of any payment due in December, as such amounts may be reduced from time to time pursuant to Section 2.11(b):

Year                                Amount
----                                ------
1994                                $50,000,000
1995                                $60,000,000
1996                                $65,000,000
1997                                $70,000,000
1998                                $70,000,000
1999                                $62,500,000
2000                                $67,500,000

         (a)(ii) The Tranche B Term Borrowings shall be payable as to principal in three consecutive installments payable on each date set forth below (each such date being called a "Tranche B Repayment Date" and, together with the Tranche A Repayment Dates, the "Repayment Dates") in the amount set forth opposite such date, as such amounts may be reduced from time to time pursuant to
Section 2.11(b):

Date                                           Amount
----                                           ------

December 31, 1999                              $1,000,000
June 30, 2000                                  $2,000,000
December 31, 2000                              $42,000,000

         (b) (i) Each prepayment of principal of the Term Borrowings of either class pursuant to Section 2.12(a), Section 2.12(c) (with respect to prepayments made pursuant to any event described in clause (a) of the definition of "Prepayment Event" (an "Asset Sale Prepayment Event"), but only up to the principal amount of $5,000,000 in any fiscal year), or Section 2.12(d) shall be applied to reduce scheduled payments of principal of such Borrowings due under this Section 2.11 after the date of such prepayment in the order of maturity; provided, however, that an aggregate amount equal to the first $5,000,000 of principal of the Term Borrowings prepaid pursuant to Section 2.12(d) shall be applied to reduce scheduled payments of principal of such Borrowings due under this Section 2.11 after the date of such prepayment in the inverse order of maturity.

         (ii) Each prepayment of principal of the Term Borrowings of either class pursuant to Section 7.01(g), Section 7.03(b), Section 2.12(c) (except to the extent prepayments pursuant to Section 2.12(c) are to be applied pursuant to
Section 2.11(b)(i) above), or Section 2.12(e) shall be applied to reduce scheduled payments of principal of such Borrowings due under this Section 2.11 after the date of such prepayment ratably.

         (iii) The foregoing amortization schedule in clause (a)(i) of this Section does not reflect any adjustments for prepayments of Tranche A Term Borrowings made prior to the Restatement Closing Date. It is hereby acknowledged that all reductions of scheduled principal payments in respect of Tranche A Term Borrowings that are attributable to prepayments made prior to the Restatement Closing Date shall be and remain in full force and effect on and after the Restatement Closing Date.

         (c) To the extent not previously paid, all Term Borrowings shall be due and payable on the Maturity Date. Each payment of Term Borrowings pursuant to this Section shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

         SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the applicable requirements of this Section; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $1,000,000. The parties hereto acknowledge that for purposes of this paragraph (a), the amount of each partial prepayment shall be determined prior to any allocation of such prepayment.

         (b) On the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.09, the Borrower shall pay or prepay so much of the Revolving Credit Borrowings as shall be necessary in order that the aggregate principal amount of the Revolving Credit Loans outstanding will not exceed (i) the aggregate Revolving Credit Commitments, after giving effect to such termination or reduction, minus (ii) the Letter of Credit Exposure at the time.

         (c) (i) In the event and on each occasion after the Original Closing Date that a Prepayment Event (other than an Asset Sale Prepayment Event described in paragraph (c)(ii) below) occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the Business Day next following) the occurrence of such Prepayment Event, subject to the provisions of paragraph (c)(iii) below, apply 100% of the amount of Net Proceeds of such Prepayment Event to prepay the principal of Term Borrowings as set forth in paragraph (c)(iii).

         (ii) In the event and on each occasion after the Original Closing Date that (x) a Prepayment Event which is an Asset Sale Prepayment Event occurs the Net Proceeds in respect of which are less than $1,000,000, and (y) the aggregate amount of the Net Proceeds of such Prepayment Event and all other such Prepayments Events occurring since the last prepayment pursuant to this clause is at least $1,000,000, the Borrower shall, substantially simultaneously with (and in any event not later than the Business Day next following) receipt by or on behalf of the Borrower or any Subsidiary thereof of the Net Proceeds in cash from such Prepayment Event, subject to the provisions of paragraph (c)(iii) below, apply 100% of the aggregate amount of Net Proceeds of all such Prepayment Events to prepay the principal of Term Borrowings as set forth in paragraph (c)(iii).

         (iii) Each mandatory prepayment of Term Borrowings after the Restatement Closing Date pursuant to paragraph (c)(i) or (c)(ii) above or
(c)(iv) below shall be allocated between the Tranche A Term Borrowings and Tranche B Term Borrowings as provided in Section 2.12(g) below. The Net Proceeds to be applied to prepay Term Borrowings of either class in accordance with paragraph (c)(i) or (c)(ii) above (and amounts to be applied to prepay Term Borrowings of either class in accordance with paragraph (c)(iv) below) shall first be applied to prepay any outstanding ABR Term Borrowings of such class. Net Proceeds (or such other amounts) remaining to be applied to the prepayment of such Term Borrowings shall, at the option of the Borrower, be applied to prepay Term Borrowings of such class immediately or be deposited in the Prepayment Account established by the Agent. The Agent shall apply the cash deposited in the Prepayment Account to prepay Eurodollar Term Borrowings or CD Term Borrowings of the applicable class on the last day of their respective Interest Periods (or, at the direction of the Borrower, so long as no Event of Default has occurred and is continuing, on any earlier date) until all outstanding Term Borrowings of the applicable class have been prepaid or until all of the cash on deposit has been exhausted. For purposes of this Agreement, "Prepayment Account" shall mean an account established by the Borrower with the Agent and over which the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, except that (unless an Event of Default has occurred and is continuing) the Borrower shall have the exclusive right to direct the Agent as to the investment of such deposits in the Prepayment Account in Permitted Investments maturing prior to the last day of the applicable Interest Periods of the Term Borrowings to be prepaid; provided, however, that the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be, or would result, in any violation of any law, statute, rule or regulation. The Borrower shall indemnify the Agent for any losses relating to the investments so that the amount available to prepay Term Borrowings of the applicable class on the last day of the applicable Interest Periods is not less than the amount which would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be payable to the Borrower in arrears or credited against interest obligations of the Borrower hereunder, at the option of the Borrower, within five Business Days after the cash on deposit has been fully applied to prepay such Term Borrowings. If the maturity of the Loans has been accelerated pursuant to Article VIII, the Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations.

         (iv) In the event that the calculation of the Net Proceeds relating to any Prepayment Event included an estimate for income taxes which was at least $25,000 greater than the income taxes actually payable in respect thereof, the Borrower shall, promptly after determining the amount of income taxes actually payable, subject to paragraph (c)(iii) above, apply the amount by which such estimate exceeded the amount of taxes actually payable to prepay the principal of Term Borrowings.

         (d) Not later than 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1994, the Borrower shall calculate Excess Cash Flow for such fiscal year and apply an amount equal to 100% of Excess Cash Flow for such fiscal year to prepay the principal of any outstanding Term Borrowings. Each mandatory prepayment of Term Borrowings after the Restatement Closing Date pursuant to this paragraph (d) shall be allocated between the Tranche A Term Borrowings and Tranche B Term Borrowings as provided in

Section 2.12(g) below. Not later than the date on which the Borrower is required to deliver to the Agent financial statements with respect to the end of each fiscal year pursuant to Section 6.04(a), the Borrower will deliver to the Agent a certificate signed by any Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

         (e) Any amount received by the Agent or any of the Lenders pursuant to the subordination provisions of any Indebtedness of the Borrower or any Subsidiary which is subordinate in any respect to the Loans or the Notes shall (after the application thereof to pay all costs and expenses of the Agent in connection with the collection thereof) be immediately applied to prepay the principal of any outstanding Term Borrowings and, if the maturity of the Loans shall have been accelerated, Revolving Credit Borrowings, ratably.

         (f) Except as expressly provided in this Section, payments with respect to any paragraph of this Section are in addition to payments made or required to be made under any other paragraph of this Section.

         (g) Not later than three Business Days (other than in the case of paragraph (e) of this Section) prior to any prepayment pursuant to this Section, whether voluntary or otherwise, the Borrower shall give the Agent written or telex notice (or telephone notice promptly confirmed by written or telex notice) of such prepayment. The Agent shall promptly and on the same Business Day, if practicable, advise the Lenders of any notice received by it from the Borrower pursuant to this Section 2.12. Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. Each prepayment of Term Borrowings pursuant to this Section after the Restatement Closing Date shall be allocated (i) in the case of any voluntary prepayment pursuant to paragraph (a) of this Section, between the Tranche A Term Borrowings and Tranche B Term Borrowings pro rata based on the remaining scheduled principal payments of such Term Borrowings that will be reduced as a result of such prepayment pursuant to Section 2.11(b) provided, however, if any prepayment allocated pursuant to this clause (i) would result in the allocation of less than $1,000,000 to either Tranche A Term Borrowings or Tranche B Term Borrowings then the entire amount of such prepayment shall be allocated to the tranche that would have received the larger allocation, determined in the absence of the application of this proviso, of such prepayment, or (ii) in the case of all other prepayments of Term Borrowings, pro rata based on the aggregate outstanding principal amount of Tranche A Term Borrowings and Tranche B Term Borrowings, respectively. Each notice of prepayment of Term Borrowings shall specify the Borrowings to be repaid in accordance with the preceding sentence. All prepayments under this Section shall be subject to Section 2.15 but otherwise shall be without premium or penalty. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment. All prepayments of Term Borrowings under this Section shall be applied to reduce scheduled payments of principal of such Term Borrowings due under Section 2.11(a) as provided in Section 2.11(b).

         SECTION 2.13. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after December 7, 1993 any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank in respect of any Letter of Credit or of the principal of or interest on any Eurodollar Loan or CD Loan made by such Lender or any fees or other amounts payable hereunder (other than taxes imposed on or measured by the overall net income of such Lender by the jurisdiction in which such Lender has its principal office (or lending office) or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate or the Adjusted CD Rate) or the Issuing Bank or shall impose on such Lender or the Issuing Bank or the London Interbank Market any other condition affecting this Agreement or any Letter of Credit or the Letter of Credit Exposure or Eurodollar Loans or CD Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining the Letter of Credit Exposure, any Eurodollar Loan or CD Loan (or, in the case of the Issuing Bank, of making any payment or maintaining the Letter of Credit Commitment) or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank such additional amount or amounts as will compensate such Lender or the Issuing Bank for such additional costs incurred or reduction suffered. Each Lender will use all reasonable efforts to designate a lending office (or a different lending office), so long as such designation is not adverse to such Lender in such Lender's sole judgment, if such designation would avoid the need to, or reduce the amount which would otherwise be required to, compensate such Lender for any additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basic Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after December 7, 1993, of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of each Lender or the Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Issuing Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 Business Days after its receipt of the same.

         (d) In the event any Lender or the Issuing Bank delivers a certificate pursuant to paragraph (c) above, the Borrower may require, at its expense, such Lender or the Issuing Bank to assign, at par, without recourse (in accordance with Section 10.04) all its interests, rights and obligations hereunder (including, in the case of a Lender, all of its Commitment and the Loans at the time owing to it and the Notes and participations in Letters of Credit held by
it) to a financial institution specified by the Borrower (a "Substitute Lender"), provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of the Agent and the Issuing Bank

(other than in the case of an assignment by the Issuing Bank), which consent shall not unreasonably be withheld, to such assignment and (iii) the Borrower shall have paid to the assigning Lender or the Issuing Bank, as applicable, all monies accrued and owing hereunder to it (including pursuant to this Section).

         (e) Promptly after any Lender or the Issuing Bank becomes aware of any circumstance which will, in its sole judgment, result in a request for increased compensation pursuant to this Section, such Lender or the Issuing Bank shall notify the Borrower thereof. Failure on the part of any Lender or the Issuing Bank so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration is subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section, a notice to the Borrower by any Lender shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         (c) In the event any Lender gives a notice pursuant to paragraph (a) above, the Borrower may require, at its expense, such Lender to assign, at par, without recourse (in accordance with Section 10.04) all its interests, rights and obligations hereunder (including all of its Commitment and the Loans at the time owing to it and the Notes and participations in Letters of Credit held by
it) to a Substitute Lender, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of the Agent and the Issuing Bank, which consent shall not unreasonably be withheld, to such assignment and (iii) the Borrower shall have paid to the assigning Lender all monies accrued and owing hereunder to it.

         SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V, so long as any such failure is not solely due to the failure of the Agent or any Lender to comply with its obligations hereunder in all material respects, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, so long as any such failure is not solely due to the failure of the Agent or any Lender to comply with its obligations hereunder in all material respects, (c) any payment, prepayment or conversion of a Eurodollar Loan or CD Loan, whether voluntary or involuntary, pursuant to any other provision of this Agreement (including pursuant to Section 2.13(d), 2.14(c) or 2.18(e)) or otherwise made on a date other than the last day of the Interest Period applicable thereto, so long as any such payment, prepayment or conversion is not solely due to the failure of the Agent or any Lender to comply with its obligations hereunder in all material respects, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan or CD Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed (based on the Adjusted LIBO Rate or Adjusted CD Rate applicable thereto), for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow, convert or continue) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

         SECTION 2.16. Pro Rata Treatment. Except as required under Section 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fee and the Letter of Credit Fee, each reduction of the Revolving Credit Commitments and each continuation or conversion of any Borrowing shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable Loans outstanding). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

         SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or any Letter of Credit Disbursement as a result of which the unpaid principal portion of its Loans and the unpaid amount of its Letter of Credit participations shall be proportionately less than the unpaid principal portion of the Loans and unpaid amount of the Letter of Credit participations of any other Lender, it shall simultaneously purchase from such other Lender at face value a participation in the Loans or Letter of Credit participations of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans and the unpaid amount of Letter of Credit participations and participations in Letter of Credit participations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all

Loans then outstanding and the aggregate unpaid amount of all Letter of Credit Disbursements as the principal amount of its Loans and the unpaid amount of its Letter of Credit participations prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding and the aggregate unpaid amount of all Letter of Credit Disbursements prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or Letter of Credit participation deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation or as if such Lender had made a Letter of Credit Disbursement in the amount of such participation.

         SECTION 2.18. Taxes. (a) Except as otherwise required by law, any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.19, free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding:

                  (i) in the case of the Agent or the Issuing Bank, taxes imposed on its income or net worth, and franchise taxes imposed on it, by the jurisdiction under the laws of which it is organized or any political subdivision thereof, and

                  (ii) in the case of each Lender, taxes imposed on its income or net worth, and franchise taxes imposed on it, by the jurisdiction of its principal office or lending office or any political subdivision thereof, and withholding taxes payable with respect to payments to such Lender at its principal office or lending office under laws (including any treaty, ruling, determination or regulation) in effect on the date hereof, but not any increase in withholding tax resulting from any subsequent change in such laws,

(all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the Agent or the Issuing Bank, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender, the Agent or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Each Lender will use all reasonable efforts to designate a lending office (or a different lending office), so long as such designation is not adverse to such Lender in such Lender's sole judgment, if such designation would avoid the need to, or reduce the amount which would otherwise be required to, increase the amounts by which the sums payable hereunder shall be increased pursuant to this paragraph.

         Notwithstanding the foregoing, the Borrower shall not be liable for any Taxes due in the following circumstances:

         (x) if a Lender that is not a U.S. person shall have delivered Internal Revenue Service Form W-8ECI (or any successor form) to the Borrower pursuant to
Section 2.18(b) and either (i) such Lender ceases to be exempt from deduction or withholding of Tax imposed by the United States ("United States Tax") in respect of payments to it hereunder for a reason that is not related to a change in United States federal income tax law, regulation or official interpretation occurring after the date hereof (a "Relevant Change in Law") and such Lender has not timely provided to the Borrower a valid and complete, signed copy of either (x) Internal Revenue Service Form W-8BEN (with respect to the benefits of any income tax treaty) (or any successor form) indicating its exemption from or entitlement to a reduced rate of withholding pursuant to an income tax treaty or (y) Internal Revenue Service Form W-8BEN (with respect to the portfolio exemption) and a Section 2.18(b) Certificate (as defined in Section 2.18(b) hereof) indicating its exemption from withholding taxes or (ii) if, as the result of a Relevant Change in Law regarding withholding vis-a-vis effectively connected income, such Lender is taxed on payments made pursuant to this Agreement on both a net income basis and by way of deduction or withholding and the amounts withheld or deducted with respect to such payments are fully creditable against such net income tax assessed with respect to such payments;

         (y) if a Lender that is not a U.S. person shall have delivered Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor form) to the Borrower pursuant to Section 2.18(b) and such Lender becomes subject to Tax at an increased rate in respect of payments to it hereunder for a reason that is not related to a Relevant Change in Law, or to an amendment, modification or revocation of an applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case occurring after the date hereof (a "Relevant Change in Tax Treaty") and such Lender has not timely provided to the Borrower a valid and complete, signed copy of either (x) Internal Revenue Service Form W-8ECI (or any successor form) indicating its exemption from withholding taxes or (y) Internal Revenue Service Form W-8BEN (with respect to the portfolio exemption) and a Section 2.18(b) Certificate (as defined in
Section 2.18(b) hereof) indicating its exemption from withholding taxes;

         (yy) if a Lender that is not a U.S. Person shall have delivered Internal Revenue Service Form W-8BEN (with respect to the portfolio exemption) and a Section 2.18(b) Certificate (as defined in Section 2.18(b) hereof) (or any successor forms) to the Borrower pursuant to Section 2.18(b) and such Lender becomes subject to tax at an increased rate in respect of payments to it hereunder for a reason that is not related to a Relevant Change in Law and such Lender has not timely provided to Borrower a valid and complete, signed copy of Internal Revenue Service Form W-8BEN (with respect to the benefits of any income tax treaty) (or any successor form) indicating its exemption or entitlement to a reduced rate of withholding pursuant to an income tax treaty or Internal Revenue Service Form W-8ECI (or any successor form) indicating its exemption from withholding taxes; or

         (z) if a Lender that is not a U.S. person shall fail to comply with its obligations, if any, under Section 2.18(b).

         For purposes of Section 2.18(a)(x)(i), Section 2.18(a)(y) and Section 2.18(a)(yy), the fact that a Lender ceases to be exempt from deduction or withholding of United States Tax will be related to a Relevant Change in Law or Relevant Change in Tax Treaty if and only if such Lender would not have ceased to be so exempt but for such Relevant Change in Law or Relevant Change in Tax Treaty.

         If a Lender provides a Form W-8BEN (with respect to the benefits of any income tax treaty) indicating that it is entitled to a reduction in the rate of, but not a complete exemption from, U.S. withholding tax, the Borrower shall withhold at such reduced rate and shall have no indemnity or other obligation to such Lender pursuant to this Section with respect to United States Taxes imposed at the current rate of U.S. withholding tax applicable to such Lender pursuant to U.S. tax laws and the applicable tax treaty (the "Current Rate").

         If any Lender that is not a U.S. person is not, as of the Restatement Closing Date or as of the effective date of the Assignment and Acceptance in the case of an assignee Lender, legally eligible to provide a valid and complete signed copy of Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty), Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN (with respect to the portfolio exemption) and a Section

2.18(b) Certificate (as defined in Section 2.18(b) hereof) with respect to payments to be made hereunder, the Borrower shall withhold from payments to such Lender the appropriate amount of U.S. withholding taxes and shall have no indemnity or other obligations to such Lender pursuant to this Section with respect to U.S. Taxes imposed at the Current Rate applicable to such Lender.

         (b) Each Lender that is not a U.S. person and that is legally able to do so severally covenants and agrees to deliver to the Borrower, on or before the date of the signing of this Agreement (or on or before the effective date of the Assignment and Acceptance relating to an assignee Lender) and (i) within 30 days prior to the date on which, through lapse of time, a previously provided Internal Revenue Service Form W-8BEN (with respect to the benefits of an income tax treaty) becomes no longer effective, an accurate and complete signed copy of Internal Revenue Service Form W-8BEN (with respect to the benefits of an income tax treaty) (or any successor form), dated the date hereof or such later date, as appropriate, or (ii) within 30 days prior to the beginning of each subsequent taxable year of such Lender so long as any Loan is outstanding, two accurate and complete signed copies of Internal Revenue Service Form W-8ECI (or any successor form), dated the date hereof or any such subsequent date, as appropriate, (iii) or within 30 days prior to the date on which, through lapse of time, a previously provided Internal Revenue Service Form W-8BEN (with respect to the portfolio exemption) becomes no longer effective, two accurate and complete signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio exemption) and a Section 2.18(b) Certificate (as defined in this
Section 2.18(b) (or any successor form), dated as appropriate and, in each case, such other related forms (including any certificate with respect thereto) as the Borrower may reasonably request and that are required pursuant to the Code or the Regulations or any administrative rulings or procedures thereunder. In addition, each such Lender shall deliver to the Borrower an accurate and complete signed copy of Internal Revenue Service Form W-8BEN (with respect to the benefits of an income tax treaty), two accurate and complete signed copies of Internal Revenue Service Form W-8ECI or two accurate and complete signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio exemption) and, in the case of a Lender that delivers Form W-8BEN (with respect to the portfolio exemption), a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) (a "Section 2.18(b) Certificate") as the case may be, at any time that a change in circumstances renders the previous form inaccurate in any material respect.

         Any Lender that is not a U.S. person and that, as of the Restatement Closing Date or as of the effective date of the Assignment and Acceptance in the case of an Assignee Lender, is not eligible to provide a valid and complete signed copy of Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty), W-8ECI or Internal Revenue Service Form W-8BEN (with respect to the portfolio exemption) and a Section 2.18(b) Certificate (as defined in Section 2.18(b) hereof) shall have no obligation pursuant to Section 2.18(b) to provide such Form.

         (c) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

         (d) The Borrower will indemnify each Lender, the Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction (except as specified in Section 2.18(a)) on amounts payable under this Section paid by such Lender, the Issuing Bank or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that at the request of the Borrower and solely at the Borrower's expense such Lender, the

Issuing Bank or the Agent shall use reasonable efforts to contest the payment of such Taxes or Other Taxes which the Borrower and the Agent, the Issuing Bank or such Lender, as applicable, believe were not correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, the Issuing Bank or the Agent (as the case may be) makes written demand therefor. If any Lender receives a refund in respect of any Taxes or Other Taxes for which such Lender has received payment from the Borrower hereunder, such Lender shall, within 30 days of receipt by such Lender, repay such refund to the Borrower, provided that the Borrower, upon the request of such Lender, agrees to return such refund (plus any penalties, interest or other charges) to the Lender in the event such Lender is required to repay such refund.

         (e) In the event the Borrower is required to increase any amounts payable to any Lender or the Issuing Bank pursuant to paragraph (a) above (unless such Lender or the Issuing Bank shall have waived its right thereunder with respect to any specific increase) or any Lender or the Issuing Bank makes a written demand for an indemnity in respect of any Taxes pursuant to paragraph
(d) above, the Borrower may require, at its expense, such Lender or the Issuing Bank to assign, at par, without recourse (in accordance with Section 10.04) all its interests, rights and obligations hereunder (including, in the case of a Lender, all of its Commitment and the Loans at the time owing to it and the Notes and participations in Letters of Credit held by it) to a Substitute Lender, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority,
(ii) the Borrower shall have received the written consent of the Agent and the Issuing Bank (other than in the case of an assignment by the Issuing Bank), which consent shall not unreasonably be withheld, to such assignment and (iii) the Borrower shall have paid to the assigning Lender or the Issuing Bank, as applicable, all monies accrued and owing hereunder to it (including pursuant to this Section).

         (f) The Borrower will, within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender, furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

         (g) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section shall survive the payment in full of principal and interest hereunder.

         SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 11:00 a.m., New York City time, on the date when due in dollars to the Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds. The Agent shall promptly remit in dollars to the Issuing Bank or the Lenders, as the case may be, their share of any payments received by the Agent.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                                  ARTICLE III

                               LETTERS OF CREDIT

         SECTION 3.01. Issuance of Letters of Credit. (a) The Issuing Bank agrees, upon the terms and subject to the conditions hereinafter set forth, to issue Letters of Credit, in a form reasonably acceptable to the Agent and the Issuing Bank, appropriately completed, for the account of the Borrower, at any time and from time to time on and after the Original Closing Date until the earlier of the Maturity Date and the termination of the Letter of Credit Commitment in accordance with the terms hereof; provided, however, that any Letter of Credit shall be issued by the Issuing Bank only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of any such Letter of Credit, (i) the Letter of Credit Exposure shall not exceed the Letter of Credit Commitment in effect at the time and (ii) the sum of the Letter of Credit Exposure and the aggregate principal amount of outstanding Revolving Credit Loans shall not exceed the aggregate Revolving Credit Commitments at the time.

         (b) Each Letter of Credit shall expire at the close of business on the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit shall provide for payments of drawings in dollars.

         (c) Each issuance of any Letter of Credit shall be made on at least three Business Days' prior written or telex notice from the Borrower to the Issuing Bank and the Agent (which shall give prompt notice thereof to each Participating Lender) specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall not be later than the earlier of (i) the Maturity Date and (ii) subject to extension, 180 days, in the case of documentary or trade Letters of Credit, and one year, in the case of standby Letters of Credit, after the date of any such Letter of Credit), the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary or desirable to complete such Letter of Credit. The Issuing Bank will give the Agent and each Participating Lender reasonably prompt notice of the issuance and amount of each Letter of Credit and the expiration of each Letter of Credit.

         SECTION 3.02. Participations; Unconditional Obligations. (a) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Participating Lenders in respect thereof, the Issuing Bank hereby grants to each Participating Lender, and each Participating Lender hereby agrees to acquire from the Issuing Bank, a participation in such Letter of Credit equal to such Participating Lender's Applicable Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Participating Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Issuing Bank, in accordance with Section 2.02(e), such Participating Lender's Applicable Percentage of each Letter of Credit Disbursement made by the Issuing Bank; provided, however, that the Participating Lenders shall not be obligated to make any such payment to the Issuing Bank with respect to any wrongful payment or disbursement made under any Outstanding Letter of Credit as a result of the gross negligence or wilful misconduct of the Issuing Bank.

         (b) Each Participating Lender acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (a) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or Potential Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         SECTION 3.03. Letter of Credit Fee. The Borrower agrees to pay to the Agent for the account of the Participating Lenders for each calendar quarter (or shorter period commencing with December 7, 1993, or ending with the first date on which the Letter of Credit Commitment shall have expired or been terminated and there shall be no Outstanding Letters of Credit) a fee (the "Letter of Credit Fee") on the average daily amount of the Outstanding Letters of Credit at a rate per annum equal to the Applicable Margin in respect of Eurodollar Loans in effect from time to time. The Letter of Credit Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Agent agrees to disburse to each Participating Lender its pro rata portion of such Letter of Credit Fee promptly upon receipt. The Letter of Credit Fee shall be paid in arrears on the last day of March, June, September and December of each year and on the Maturity Date (or the first date on which the Letter of Credit Commitment shall have expired or been terminated and there shall be no Outstanding Letters of Credit, if earlier), commencing on the first such date following the Original Closing Date. Once paid the Letter of Credit Fee paid or payable shall not be refundable in any circumstances whatsoever, absent manifest error.

         SECTION 3.04. Agreement To Repay Letter of Credit Disbursements. (a) If the Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrower shall pay to the Agent, on behalf of the Issuing Bank, an amount equal to the amount of such draft before 11:00 a.m., New York City time, on the Business Day on which the Issuing Bank shall have notified the Borrower that payment of such draft will be made (or such later time as is not later than one hour after the Borrower shall have received such notice or, if the Borrower shall have received such notice later than 4:00 p.m. on any Business Day, not later than 10:00 a.m. on the immediately following Business Day). The Agent will promptly pay any such amounts received by it to the Issuing Bank, unless the Lenders shall have funded their reimbursement obligations under Section 3.02(a).

         (b) The Borrower's obligation to repay the Issuing Bank for payments and disbursements made by the Issuing Bank under the Outstanding Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Issuing Bank) or any other person in connection with this Agreement or any other agreement or transaction;

                  (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by the Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of the Issuing Bank;

                  (iv) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; provided that such payment shall not have constituted gross negligence or wilful misconduct of the Issuing Bank; and

                  (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of the Issuing Bank.

It is understood that in making any payment under a Letter of Credit (x) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in each case, not be deemed wilful misconduct or gross negligence of the Issuing Bank.

         SECTION 3.05. Letter of Credit Operations. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under an Outstanding Letter of Credit to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such Outstanding Letter of Credit. The Issuing Bank shall as promptly as possible, but in no event later than one hour after such demand for payment, give oral notification, confirmed by tested telex, to the Agent and the Borrower of such demand for payment and the determination by the Issuing Bank as to whether such demand for payment was in accordance with the terms and conditions of such Outstanding Letter of Credit and whether the Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank with respect to any such Letter of Credit Disbursement, and the Agent shall promptly give each Lender notice thereof.

         SECTION 3.06. Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall on the Business Day it receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Participating Lenders holding participations in Outstanding Letters of Credit representing more than 50% of the aggregate undrawn amount of all Outstanding Letters of Credit) therefor, deposit in an account with the Agent, for the benefit of the Lenders, an amount in cash equal to the Letter of Credit Exposure as of such date. Such deposit shall be held by the Agent as collateral for the payment and performance of the Obligations. So long as such Event of Default is continuing, the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Agent to reimburse the Issuing Bank for Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated (but subject to the consent of Participating Lenders holding participations in Outstanding Letters of Credit representing more than 50% of the aggregate undrawn amount of all Outstanding Letters of Credit), to satisfy the Obligations. All remaining amounts on deposit shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         SECTION 3.07. Termination of Letter of Credit Commitment Period. (a) Notwithstanding any other provision hereof, in the event that any restrictions or limitations are imposed upon or determined or held to be applicable to the Issuing Bank, any Participating Lender or the Borrower by, under or pursuant to any law or regulation (Federal, state or local) now or hereafter in effect or by reason of any interpretation thereof by any court or Governmental Authority (including any interpretation by the Comptroller of the Currency as to the applicability of 12 U.S.C. ' 84 or any substitute statute, as now or hereafter in effect, to the transactions contemplated hereby), which would prevent such

Participating Lender from legally incurring liability under a Letter of Credit issued or to be issued pursuant hereto, then such Participating Lender shall give prompt written notice thereof to the Agent (which shall notify the Borrower, the Issuing Bank and each other Participating Lender thereof as soon as reasonably practicable), whereupon the obligation of the Issuing Bank to issue additional Letters of Credit pursuant hereto shall be suspended until the Agent shall be advised that such event is no longer continuing or until such event shall have continued for a period of 180 days, after which period the obligation of the Issuing Bank to issue additional Letters of Credit pursuant hereto shall terminate.

         (b) The Borrower may permanently terminate, or from time to time in part permanently reduce, the Letter of Credit Commitment, in each case upon at least three Business Days' prior written or telex notice to the Agent and the Issuing Bank; provided that the Letter of Credit Commitment shall not be less than the Letter of Credit Exposure at the time or greater than the Revolving Credit Commitments at the time.

         SECTION 3.08. Resignation or Removal of Issuing Bank. (a) The Issuing Bank may resign at any time by giving 60 days' notice to the Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Agent and the Lenders. Upon any such resignation or removal, the Borrower shall (within 60 days after such notice of resignation or removal) either appoint a successor, or terminate the unutilized Letter of Credit Commitment; provided, however, that, if the Borrower elects to terminate the unutilized Letter of Credit Commitment, the Borrower may at any time thereafter that the Revolving Credit Commitments are in effect reinstate the Letter of Credit Commitment in connection with the appointment of a successor Issuing Bank. Subject to paragraph (b) below, upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. The acceptance of any appointment as Issuing Bank hereunder by a successor issuing bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Agent, and, from and after the effective date of such agreement, (i) such successor shall be a party hereto and have all the rights and obligations of the Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.

         (b) After the resignation or removal of the Issuing Bank hereunder the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each of the Lenders that:

         SECTION 4.01. Organization; Powers. Each of the Borrower and each Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

         SECTION 4.02. Authorization. The execution, delivery and performance by each of the Borrower and each Subsidiary of each of the Loan Documents to which it is or will be a party, the borrowings hereunder and the issuance of Letters of Credit hereunder, the grant of the security interests contemplated by the Security Documents, and the refinancing of indebtedness incurred under the Short Term Credit Agreement (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and
(b) will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or By-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) after giving effect to the satisfaction of the condition specified in clause (n) of Section 5.02, any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, other than indentures, agreements and other instruments which, individually or in the aggregate, are not material to the Borrower and the Subsidiaries, taken as a whole, and the violation of which will not result in a Material Adverse Effect, (ii) after giving effect to the satisfaction of the condition specified in clause (n) of Section 5.02, be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, other than indentures, agreements and other instruments which, individually or in the aggregate, are not material to the Borrower and the Subsidiaries, taken as a whole, and the violation of which will not result in a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower or any Subsidiary, other than the security interests contemplated by the Security Documents.

         SECTION 4.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower or any Subsidiary is or will be a party (when executed and delivered by the Borrower or such Subsidiary) will constitute, a legal, valid and binding obligation of the Borrower or such Subsidiary enforceable against the Borrower or such Subsidiary in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general equitable principles).

         SECTION 4.04. Governmental Approvals. No action, consent or approval of, or registration or filing with, or any other action by, any Governmental Authority is or will be required in connection with any of the Transactions, except (i) such as have been made or obtained and are in full force and effect or (ii) such as the failure to make or obtain will not result, individually or in the aggregate, in a Material Adverse Effect.

         SECTION 4.05. Financial Statements. The Borrower has heretofore delivered or caused to be delivered to each Lender (i) a copy of its consolidated balance sheet as of the end of, and related consolidated statements of income, stockholders' equity and cash flows for, the year ended December 31, 1998, audited and reported on by PricewaterhouseCoopers, independent public accountants and (ii) a copy of its consolidated balance sheet as of the end of, and related consolidated statements of income, stockholders' equity and cash flows for, the fiscal quarter and six-month period ended June 30, 1999, certified by the Financial Officer of the Borrower. These financial statements, including in the case of the annual financial statements the footnotes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods indicated and disclose all material liabilities, direct or contingent, of the Borrower and its Subsidiaries on a consolidated basis as of their respective dates, required to be disclosed, and fairly present the financial condition of the

Borrower and its Subsidiaries at the date thereof. The related statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Borrower and its Subsidiaries on a consolidated basis and their cash flows for the respective periods indicated.

         SECTION 4.06. No Material Adverse Change. There has been no material adverse change in the business, assets, properties, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, since December 31, 1998.

         SECTION 4.07. Title to Properties; Possession Under Leases; Accounts.
(a) Each of the Borrower and each Subsidiary has good and marketable title to, or valid leasehold interests in, all its material properties (other than railroad rights of way) and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted. All such material properties and assets are free and clear of Liens other than Liens permitted by Section 7.02. Each Subsidiary holds railroad rights of way that are sufficient to conduct its railroad operations as currently conducted.

         (b) Each of the Borrower and each Subsidiary has complied with all obligations under all leases to which it is a party, other than leases which, individually or in the aggregate, are not material to the Borrower and the Subsidiaries, taken as a whole, and the violation of which will not result in a Material Adverse Effect, and all such leases are in full force and effect, other than leases which, individually or in the aggregate, are not material to the Borrower and the Subsidiaries, taken as a whole, and in respect of which the failure to be in full force and effect will not result in a Material Adverse Effect. Each of the Borrower and each Subsidiary enjoys peaceful and undisturbed possession under all such leases with respect to which it is the lessee, other than leases which, individually or in the aggregate, are not material to the Borrower and the Subsidiaries, taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession will not result in a Material Adverse Effect.

         (c) Since December 31, 1998, none of the Subsidiaries (or any of their predecessors) has taken any action other than in the ordinary course of business to collect any of its Accounts or has changed in any material respect its credit criteria or collection policies concerning its Accounts. Other than as reflected in the allowance for doubtful accounts, as of the Restatement Closing Date, each Account constitutes a legal, valid and binding obligation of the Account Debtor enforceable against the Account Debtor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and is not subject to any Lien except pursuant to this Agreement and the Security Documents.

         SECTION 4.08. Identity of Subsidiaries. Schedule 4.08 sets forth as of the Restatement Closing Date a list of all Subsidiaries of the Borrower, each of which is wholly owned, directly or indirectly, by the Borrower.

         SECTION 4.09. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 4.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or directly affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or any of the Transactions or (ii) which could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

         (b) Neither the Borrower nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.10. Agreements. Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument, to which it is a party, or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.11. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

         SECTION 4.12. Investment Company Act: Public Utility Holding Company Act. Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 4.13. Use of Proceeds; Letters of Credit. The Borrower will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement. The Borrower will request the Issuing Bank to issue Letters of Credit only for general corporate purposes in the ordinary course of its business.

         SECTION 4.14. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in accordance with Section 6.03.

         SECTION 4.15. Information Memoranda. The information contained in the Information Memorandum dated July 1999 relating to the Borrower was, as of the date of such Information Memorandum or the dates otherwise specified therein, accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, provided that (a) the statements therein describing documents and agreements are summary only and as such are qualified in their entirety by reference to such documents and agreements, (b) to the extent any such information therein was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions, due and careful consideration and the best information known to it at the time in the preparation of such information, and
(c) as to the information which is specified as having been supplied by third parties, other than Affiliates of the Borrower, the Borrower represents only that it is not aware of any material misstatement or omission therein.

         SECTION 4.16. Employee Benefit Plans. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred with respect to any Plan as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under each Plan maintained by the Borrower or an ERISA Affiliate (based on those assumptions used to fund such Plan) did not, as of the date of this Agreement and, thereafter, as of the most recent annual actuarial valuation applicable to each such Plan, exceed by a material amount the value of the assets of such Plan. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or can reasonably be expected to result, through increases in the contributions required to be made to such Plan, in a Material Adverse Effect.

         SECTION 4.17. Labor Matters. There are no strikes against the Borrower or any Subsidiary pending, other than any strikes which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The hours worked and payment made to employees of the Borrower and each Subsidiary have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary (or any predecessor) is a party or by which the Borrower or any Subsidiary (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to the Borrower and the Subsidiaries taken as a whole.

         SECTION 4.18. Environmental Matters. The Borrower and each Subsidiary have complied in all material respects with all Federal, state, local and regional statutes, ordinances, orders, judgments, rulings and regulations relating to any matters of pollution or of environmental regulation or control. Neither the Borrower nor any Subsidiary has received written notice of any actual or claimed or asserted failure so to comply which alone, or together with any other such notices which have been previously or concurrently received, could reasonably be expected to result in a Material Adverse Effect, other than in connection with failures which have been corrected. No hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act and the Clean Water Act, are managed on any property of the Borrower or any Subsidiary in material violation of any regulations promulgated pursuant thereto or any other applicable law.

         SECTION 4.19. Solvency. (a) The fair salable value of the assets of each of the Borrower and each of the Subsidiaries exceeds as of the Restatement Closing Date and will, immediately following the making of each Loan made on the Restatement Closing Date and after giving effect to the application of the proceeds of such Loans, exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they mature.

         (b) The assets of each of the Borrower and each of the Subsidiaries do not as of the Restatement Closing Date and will not, immediately following the making of each Loan made on the Restatement Closing Date and after giving effect to the application of the proceeds of such Loans, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.

         (c) The Borrower does not intend to or permit any Subsidiary to, and does not believe that the Borrower or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature taking into account the timing of and amounts of cash to be received by the Borrower or any such

Subsidiary and the timing of and amounts of cash to be payable on or in respect of indebtedness of the Borrower or any such Subsidiary.

         SECTION 4.20. Capitalization. On the Original Closing Date, the authorized capital stock of the Borrower consisted of (a) 10,000 shares of Voting Stock and (b) 10,000 shares of Non-Voting Stock, all of which shares of Voting Stock and Non-Voting Stock are issued and outstanding, except for such shares that have been redeemed or repurchased pursuant to the Transtar, Inc. Equity Participation Plan or the Additional Management Equity Plan. All of the outstanding shares of capital stock of the Borrower have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Borrower or any other wholly owned Subsidiary, free and clear of any Liens, other than pursuant to the Pledge Agreement. No shares of capital stock of the Borrower or any Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of the Borrower or any Subsidiary, pursuant to which the Borrower or any Subsidiary is or may become obligated to issue or exchange any shares of capital stock of the Borrower or any Subsidiary except, in the case of the Borrower, for shares and options to purchase shares of Voting Stock and Non-Voting Stock of the Borrower issued or reserved for issuance pursuant to the terms of the Transtar, Inc. Equity Participation Plan or the Additional Management Equity Plan. On the Original Closing Date, and after giving effect to all transactions that occurred on such date, Blackstone entities own, directly or indirectly, 5,100 shares of Voting Stock and 5,100 shares of Non-Voting Stock; USX owns, beneficially and of record, 4,900 shares of Voting Stock and 3,900 shares of Non-Voting Stock; and members of management and employees of the Borrower and its Subsidiaries own of record 700 shares of Non-Voting Stock; and in the case of each of Blackstone and USX, all such shares are owned free and clear of any Liens, other than pursuant to the Stockholders' Agreement.

         SECTION 4.21. Security Interests. (a) The security interests created in favor of the Agent for the benefit of the Lenders under the Pledge Agreement constitute first-priority, perfected security interests in the Pledged Securities, and such Pledged Securities are subject to no Liens or security interests of any other person. No filings or recordings, other than those which have been made, are or will be required in order to perfect the security interests in the Pledged Securities created under the Pledge Agreement.

         (b) Upon the filing of Uniform Commercial Code financing statements in the appropriate filing office in the jurisdictions listed in Schedule 4.21, the security interests created in favor of the Agent for the benefit of the Lenders under the Security Agreement will constitute first-priority, perfected security interests in the Collateral (as defined in the Security Agreement), subject only to Liens permitted by Section 7.02.

         (c) The assets and properties of the Borrower and the Subsidiaries are not subject to a negative pledge or other restriction which prohibits or restricts the grant of a security interest in or Lien on such assets and properties, except (i) the restriction contained in Section 7.02 and (ii) except for a portion of such assets and properties that does not constitute a material portion of the assets and properties of the Borrower and the Subsidiaries, taken as a whole.

         SECTION 4.22. Year 2000 Matters. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and the Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or the Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed in all material respects prior to any expected failure date caused by a year 2000 problem and in any case prior to December 31, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to result in a Potential Event of Default, an Event of Default or result in a Material Adverse Effect. Except for such of the reprogramming referred to in the immediately preceding sentence as may be necessary, the computer and management information systems of the Borrower and the Subsidiaries are, and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to enable the Borrower and the Subsidiaries to conduct their business without the occurrence of any Material Adverse Effect.


                                   ARTICLE V

                                   CONDITIONS

         SECTION 5.01. All Borrowings. The obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder are subject to the conditions that on the date of each Borrowing and each issuance of a Letter of Credit:

         (a) The Agent shall have received a notice of such Borrowing as required by Section 2.03 or a notice of such issuance as required by Section 3.01.

         (b) The representations and warranties set forth in Article IV hereof shall be true and correct in all material respects on and as of the date of such Borrowing or issuance with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) The Borrower and each Subsidiary shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Borrowing or issuance no Event of Default or Potential Event of Default shall have occurred and be continuing.

         Each Borrowing and issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the matters specified in paragraphs (b) and (c) of this Section. Continuations and conversions of outstanding Borrowings pursuant to Section 2.10 shall not be deemed to be new Borrowings for the purposes of this Section.

         SECTION 5.02. Restatement Closing Date. The effectiveness of the amendment and restatement of the Original Credit Agreement by this Agreement and the obligations of the Lenders with Tranche B Term Loan Commitments to make Tranche B Term Loans hereunder are subject to the satisfaction of the following conditions:

         (a) The Agent shall have received from the Borrower, the Required Lenders (as defined in the Original Credit Agreement), each Lender with a Tranche B Term Loan Commitment and the Issuing Bank a counterpart of this Agreement signed on behalf of such party.

         (b) Each Lender having a Tranche B Term Loan Commitment shall have received a duly executed Tranche B Term Note substantially in the form of Exhibit A-3 complying with the provisions of Section 2.04.

         (c) The Agent shall have received the favorable written opinion of White & Case LLP, special counsel for the Borrower, dated the Restatement Closing Date and addressed to the Lenders, to the effect set forth in Exhibit G.

         (d) All legal matters incident to this Agreement and the borrowings hereunder shall be satisfactory to the Required Lenders, each Lender with a Tranche B Term Loan Commitment and to Cravath, Swaine & Moore, counsel for the Agent.

         (e) The Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower and of each Subsidiary, certified as of a recent date by the Secretary of State of its respective state of organization, and a certificate as to the good standing of the Borrower and of each Subsidiary, from such Secretary of State, as of a recent date; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower and of each Subsidiary dated the Restatement Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Borrower or such Subsidiary, as applicable, as in effect on the Restatement Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower or such Subsidiary, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which it is to be a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower or such Subsidiary, as applicable, have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower or of such Subsidiary; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Agent or Cravath, Swaine & Moore, counsel for the Agent, may reasonably request.

         (f) The Agent shall have received a certificate, dated the Restatement Closing Date and signed by a Financial Officer or Responsible Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.01.

         (g) Each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Lenders a valid, legal and perfected first priority security interest in or lien on the collateral that is the subject of the Security Agreement shall have been delivered to the Agent. Without limiting the foregoing, each party to the Guarantee Agreement, the Security Agreement and the Pledge Agreement shall have executed and delivered such documents, in form and substance satisfactory to the Agent, as the Agent shall request to acknowledge that each such agreement shall continue in full force and effect as of the Restatement Closing Date (after giving effect to the amendment and restatement of the Original Credit Agreement by this Agreement).

         (h) No material adverse change in the business, assets, properties, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, shall have occurred since December 31, 1998.

         (i) No action, suit, litigation or similar proceeding at law or in equity or by or before any court or governmental instrumentality or agency shall exist (or, in the case of litigation or similar proceedings by any government or governmental authority, be threatened) with respect to the Transactions or any of them, which would in the reasonable opinion of the Lenders be likely to have a Material Adverse Effect on the ability of the Borrower to perform its obligations under any Loan Document to which it is a party, on the validity or enforceability of any of the Loan Documents or on the rights, remedies or benefits available to the Lenders thereunder.

         (j) The Borrower shall have paid all fees to the Agent and the Lenders required to be paid on or prior to the Restatement Closing Date.

         (k) There shall not be any actions, suits or proceedings at law or in equity or by or before any Governmental Authority pending or threatened against or directly affecting the

Borrower or any Subsidiary or any business, property or rights of any such person which could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on the prospects of the Borrower and the Subsidiaries, taken as a whole,

         (l) Neither the Borrower nor any of the Subsidiaries shall be in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect on the prospects of the Borrower and the Subsidiaries, taken as a whole.

         (m) No "Event of Default" or "Potential Event of Default" (as defined in the Original Credit Agreement) shall have occurred and be continuing under the Original Credit Agreement.

         (n) All outstanding Loans (as defined in the Short Term Credit Agreement) shall be simultaneously paid in full from the proceeds of the Tranche B Term Loans made on the Restatement Closing Date hereunder.


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause the Subsidiaries to:

         SECTION 6.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise permitted under Section 7.07.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 6.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law or any other Loan Document.

         SECTION 6.03. Obligations and Taxes. Pay its material obligations (other than Indebtedness) promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or other claims which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested by the Borrower or the relevant Subsidiary in good faith by appropriate proceedings and so long as the Borrower or the relevant Subsidiary shall, to the extent required by GAAP on a consistent basis, set aside on its books adequate reserves with respect thereto.

         SECTION 6.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Agent and, other than in the case of paragraph (e), each Lender:

         (a) within 90 days after the end of each fiscal year, its consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of operations during such year, all audited by independent public accountants of recognized national standing acceptable to the Required Lenders, and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial position and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and accompanied by a written statement by the accountants certifying such financial statements (unless such accountants are prohibited by law or the Financial Accounting Standards Board (or any successor) from providing such statement) to the effect that in the course of the audit upon which their certification of such financial statements was based (but without any special or additional audit procedures for the purpose), they obtained knowledge of no condition or event relating to financial matters which constitutes a Potential Event of Default or an Event of Default or, if such accountants shall have obtained in the course of such audit knowledge of any such Potential Event of Default or Event of Default, disclosing in such written statement the nature and period of existence thereof, it being understood that such accountants shall be under no liability, directly or indirectly, to the Lenders for failure to obtain knowledge of any such condition or event;

         (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes required by GAAP;

         (c) concurrently with any delivery under (a) or (b) above, (i) a certificate of a Financial Officer of the Borrower (x) certifying that no Event of Default or Potential Event of Default has occurred or, if such an Event of Default or Potential Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections 7.13, 7.14 and 7.15 and (ii) the consolidating financial statements used in preparing the financial statements delivered thereunder;

         (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

         (e) notice of, at least five Business Days prior to, (i) any modification or amendment to the Certificate of Incorporation or By-laws of the Borrower or any Subsidiary or (ii) any material waiver, supplement, modification, amendment, termination or release of (w) the Holdings Notes or any indenture or other agreement governing the terms thereof, (x) any instrument or agreement pursuant to which any Indebtedness of any Subsidiary which is in any respect subordinate to or junior in respect of the Loans is outstanding, (y) any of the Transportation Services Agreements or (z) the Stockholders' Agreement; and

         (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or the compliance with the terms of the Loan Documents, as the Agent or any Lender may reasonably request.

         SECTION 6.05. Litigation and Other Notices. Furnish to the Agent and each Lender prompt written notice of the following:

         (a) any Event of Default or Potential Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

         (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the prospects of the Borrower and the Subsidiaries, taken as a whole; and

         (c) any development that has resulted in, or could, in the reasonable judgment of the Borrower, reasonably be anticipated to result in, a Material Adverse Effect or a material adverse effect on the prospects of the Borrower and the Subsidiaries, taken as a whole.

         SECTION 6.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Agent and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate either knows or has reason to know that any Reportable Event with respect to any Plan has occurred that alone or together with any other Reportable Event with respect to the same or another Plan could reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $2,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans, (iii) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer of the Borrower setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan in an amount exceeding $5,000,000 or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, and which, in each case, is expected to result in an increase in annual contributions of the Borrower or an ERISA Affiliate to such Multiemployer Plan in an amount exceeding $2,000,000.

         SECTION 6.07. Maintaining Records: Access to Properties and Inspections. Maintain all financial records in accordance with GAAP or applicable regulatory standards and permit any representatives designated by any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times, upon reasonable prior notice, during normal business hours and as often as requested, and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor; provided, however, that neither the Borrower nor any Subsidiary shall be required to permit any such representatives to inspect any such records which the Borrower or such Subsidiary is required by law or any written agreement with any person (other than any Affiliate of the Borrower, unless any such records were provided by any third party to any such Affiliate on a confidential basis) to keep confidential.

         SECTION 6.08. Use of Proceeds; Letters of Credit. In the case of the Borrower, use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement and request the Issuing Bank to issue Letters of Credit only for the purposes set forth in Section 4.13.

         SECTION 6.09. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further actions (including filing Uniform Commercial Code financing statements, mortgages and other instruments), which may be required under applicable law, or which the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created by the Security Documents.

         SECTION 6.10. Fiscal Year. Maintain a fiscal year ending on December 31 of each year.

         SECTION 6.11. Environmental Compliance. Comply in all material respects with all Federal, state and local laws or regulations for the purpose of regulating the discharge of substances into the environment or for the purpose of protecting the environment ("Environmental Laws"), and provide written notice to the Agent within thirty days of the receipt of any notice of any material violation of any Environmental Laws from any Federal, state or local governmental authority charged with enforcing such Environmental Laws.

         SECTION 6.12. New Subsidiaries. Cause each Subsidiary not in existence (or not a Subsidiary) on the Restatement Closing Date to enter into the Guarantee Agreement as a guarantor, the Pledge Agreement as a pledgor and the Security Agreement as a grantor, and pledge all of the capital stock of such Subsidiary (or cause any Subsidiary which owns any such capital stock to pledge such capital stock) to the Agent pursuant to the Pledge Agreement.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

         SECTION 7.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness (including pursuant to Guarantees), except:

         (a) Indebtedness existing on December 7, 1993 as set forth in Schedule 7.01; provided, however, that any extensions, renewals or replacements of such Indebtedness shall not be permitted under this paragraph (a);

         (b)  Indebtedness represented by the Notes;

         (c)  [Intentionally Omitted]

         (d) Capital Lease Obligations and Purchase Money Indebtedness incurred to finance Capital Expenditures permitted by Section 7.12;

         (e) the Guarantees incurred pursuant to the Guarantee Agreement and Guarantees of any Indebtedness permitted hereunder (other than any Guarantee by a Subsidiary of Indebtedness of any other Subsidiary, unless such other Subsidiary is a subsidiary of the guaranteeing Subsidiary);

         (f) interest rate protection agreements of the Borrower entered into in order to hedge the interest payable on up to 100% of the aggregate principal amount of the Term Loans outstanding as of the date on which the most recent such interest rate protection agreement is entered into;

         (g) Capital Lease Obligations incurred in respect of any transaction of the type described in Section 7.03, if, concurrently with the incurrence of any such Capital Lease Obligation, Term Loans are prepaid (in the manner described in Section 2.12(c)(iii)) in an aggregate principal amount equal to the greater of the amount of the net proceeds received by the Borrower or any Subsidiary upon the sale or transfer of the property the lease of which gave rise to such Capital Lease Obligation and the amount of such Capital Lease Obligation (less the amount of reasonable transaction expenses payable to any person other than any Affiliate of the Borrower);

         (h) unsecured Indebtedness of the Borrower and the Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $30,000,000;

         (i) Indebtedness owed to any person providing property, casualty or liability insurance to the Borrower or any Subsidiary, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year;

         (j) Letters of Credit issued (or deemed issued) hereunder;

         (k) Indebtedness of the Borrower or any wholly owned Subsidiary to any other wholly owned Subsidiary or the Borrower; and

         (l) letters of credit in an aggregate stated amount not in excess of $5,000,000 issued after any termination of the unutilized Letter of Credit Commitment and prior to the reinstatement thereof.

         SECTION 7.02. Negative Pledge. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except Liens described in any of the following clauses:

         (a) Liens on property or assets of the Borrower and the Subsidiaries existing on the Original Closing Date as set forth in Schedule 7.02;

         (b) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary, including acquisitions of the foregoing made in the form of Business Acquisitions; provided that (i) such security interests secure Indebtedness permitted by Section 7.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within one year after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets (other than accessions to such real property, improvements or equipment) of the Borrower or any Subsidiary;

         (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

         (d) Liens for taxes not yet due and payable or which are being contested in compliance with Section 6.03;

         (e) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations which are not due or which are being contested in compliance with
Section 6.03;

         (f) pledges and deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security laws or regulations;

         (g) pledges and deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (h) zoning, planning and other similar restrictions, rights of the government and the public below the high water mark of any navigable water and other riparian rights, easements, rights-of-way, restrictions on use of real property, encroachments, licenses, railroad siding, crossing and interchange rights, leases to other persons, slope and drainage agreements, sign agreements, railroad interline exchanges and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto for its current use or interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries;

         (i) Liens on goods or documents of title for goods to secure reimbursement obligations with respect to commercial letters of credit issued to finance the purchase of goods in the ordinary course of business;

         (j) Liens granted pursuant to the Security Documents; and

         (k) Liens for the benefit of any issuing bank issuing any letter of credit permitted by Section 7.01(l), provided that such Liens consist only of cash collateral in an aggregate amount not in excess of the aggregate stated amount of such letters of credit.

         SECTION 7.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, other than any arrangement which is a sale solely for cash consideration and (a) results in a Capital Lease Obligation permitted by Section 7.01(d) or (g) or (b) results in an Operating Lease if, concurrently with the sale or transfer of the property, Term Loans are prepaid (in the manner described in Section 2.12(c)(iii)) in an aggregate principal amount equal to the greater of the net proceeds received by the Borrower or any Subsidiary upon such sale or transfer and the amount of such Operating Lease (less the amount of reasonable transaction expenses payable to any person other than any Affiliate of the Borrower).

         SECTION 7.04. Investments, Loans and Advances. Purchase, hold or acquire beneficially any stock, other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make or permit to exist any investment or acquire any interest whatsoever in, any other person, except any of the foregoing described in any of the following clauses:

         (a) the capital stock of the Subsidiaries held on the date hereof,

         (b) Permitted Investments;

         (c) loans or advances to employees in the ordinary course of business in an aggregate amount to any single employee not in excess of $25,000 (or, if and to the extent such loans or advances shall be used by such employee for relocation expenses, $500,000) and in an aggregate amount for all employees of the Borrower and the Subsidiaries not in excess of $3,500,000 at any one time outstanding;

         (d) trade credits and Accounts arising in the ordinary course of business;

         (e) securities received from insolvent Account Debtors (other than any Affiliate of the Borrower) in settlement of Accounts arising in the ordinary course of business in an aggregate amount in any year not in excess of $3,000,000;

         (f) loans or advances by the Borrower or any wholly owned Subsidiary to the Borrower or any wholly owned Subsidiary;

         (g) Business Acquisitions permitted by Section 7.12;

         (h) securities held by the Borrower or any of the Subsidiaries prior to the Restatement Closing Date and listed in Schedule 7.04; and

         (i) (x) cash investments in Permitted Joint Ventures in an aggregate amount in any fiscal year not in excess of 50% of the maximum amount of Capital Expenditures for that fiscal year permitted under Section 7.12; and (y) noncash investments in Permitted Joint Ventures in an aggregate amount, determined based on the greater of the book value or the fair market value thereof as certified in a certificate of a Financial Officer of the Borrower delivered to the Agent (unless the Board of Directors of the Borrower shall determine, as evidenced by a resolution thereof, that the book value of such noncash investment exceeds its fair market value, in which case based on the fair market value thereof), not in excess of (A) $15,000,000 in any fiscal year and (B) $45,000,000 in the aggregate during the period since the Original Closing Date.

         SECTION 7.05. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets of, or otherwise engage in any other material transactions with, any of its Affiliates, except:

         (a) transactions at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than fair market prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be reasonably obtained on an arm's-length basis from unrelated third parties;

         (b) so long as no Event of Default has occurred and is continuing, the payment to USX or its successor and Blackstone Management Partners L.P. or its successor of management fees in an aggregate amount per annum (payable quarterly) which shall not exceed 0.3% of the consolidated net revenues of the Borrower for the fiscal year immediately preceding the year in which such management fees are payable; and

         (c) transactions pursuant to (i) each of the Transportation Services Agreements as amended from time to time in accordance with the provisions of this Agreement, (ii) each of the agreements listed on Schedule 7.05 attached hereto, as such agreements may be amended from time to time with the consent of the Required Lenders and (iii) unless USX owns or controls a majority of the outstanding shares of Voting Stock, all other transportation services agreements, purchase orders, contracts and other agreements arising in the ordinary course of business by and among the Borrower, any of the Subsidiaries, USX, any division of USX or any subsidiary of USX relating to the services provided by the businesses conducted by any of the Borrower or the Subsidiaries.

         SECTION 7.06. Business of Borrower and Subsidiaries; Credit Standards.
(a) In the case of the Borrower, engage at any time in any business or activity other than the ownership of the capital stock of the Subsidiaries and activities reasonably related thereto, and, in the case of the Subsidiaries, engage at any time in any business or activity other than the business conducted by it on December 7, 1993 and activities reasonably related thereto.

         (b) Modify in any material respect the credit standards and policies with respect to the creation or collection of Accounts from those currently in effect, other than in the ordinary course of business.

         SECTION 7.07. Mergers, Consolidations and Sales. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of or abandon or permit the transfer or disposition of any of its assets or properties (whether now owned or hereafter acquired), including any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except:

         (a) the sale, lease or other disposition of assets or properties in the ordinary course of business;

         (b) the sale of property solely for cash consideration which the Borrower or any Subsidiary is permitted to leaseback, and is leasing back, pursuant to Section 7.03;

         (c)  Business Acquisitions permitted by Section 7.12;

         (d) so long as no Event of Default has occurred and is continuing, the sale, lease or transfer by any Subsidiary of any of its assets or properties to any other wholly owned Subsidiary;

         (e) if at the time of such transaction and immediately after giving effect thereto no Event of Default has occurred and is continuing (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the surviving corporation is the Borrower and (ii) any wholly owned Subsidiary may merge into any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration; and

         (f) investments in Permitted Joint Ventures to the extent permitted by
Section 7.04.

         SECTION 7.08. Dividends, etc. Declare or pay, directly or indirectly, any dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock, or directly or indirectly redeem, purchase, retire or otherwise acquire for any consideration, or set apart any sum for the aforesaid purposes, any shares of any class of capital stock, except that:

         (a) on and after the sixth anniversary of the Original Closing Date, the Borrower may pay cash dividends at any time during the six-month period prior to each scheduled date for the payment of semi-annual cash interest on the Holdings Notes in an aggregate amount equal to such next scheduled payment of cash interest on the Holdings Notes (each such scheduled semi-annual payment of cash interest in an amount not to exceed $15,500,000) divided by 0.51; provided that (i) no such dividend shall be permitted if an Event of Default has occurred and is continuing at the time of, or would result from, the payment thereof and
(ii) no Borrowing shall be made or utilized to make or finance the payment of any such dividend;

         (b) so long as there shall exist no Event of Default (both before and after giving effect thereto), the Borrower may pay cash dividends from time to time in an amount equal to (i) the amount of taxes and legal, rating agency, accounting and other actual out-of-pocket administrative and operating expenses payable by Holdings and/or TCC (determined without allocating to Holdings or TCC any overhead of any Affiliate thereof) from time to time divided by (ii) 0.51; provided that the aggregate amount of dividends paid pursuant to this Section 7.08(b) during any fiscal year shall not exceed $1,500,000;

         (c) any wholly owned Subsidiary may declare and pay cash dividends to the Borrower or, in the case of any Subsidiary that is wholly owned by any other Subsidiary, to such other Subsidiary; and

         (d) the Borrower may redeem (i) Non-Voting Stock held in the Management Stock Trust on December 7, 1993 pursuant to the terms of the Transtar, Inc. Equity Participation Plan as in effect on the date hereof and (ii) any equity and/or equity like investments issued pursuant to any Additional Management Equity Plan entered into by the Borrower after December 7, 1993;

         SECTION 7.09. Amendment of Constituent Documents. Permit any modification or amendment which is adverse in any respect to the Lenders to be made to the Certificate of Incorporation or By-laws of the Borrower or any Subsidiary, without the prior written consent of the Agent.

         SECTION 7.10. Transportation Services Agreements. Permit any waiver, supplement, modification, amendment, termination or release of any of the Transportation Services Agreements in any material respect without the prior written consent of Lenders holding Loans and Lenders having Letter of Credit Exposure and unutilized Revolving Credit Commitments representing in the aggregate more than 66-2/3% of the aggregate principal amount of the Loans outstanding, the Letter of Credit Exposure and the unutilized Revolving Credit Commitments.

         SECTION 7.11. Capital Stock. Issue any shares of any class of capital stock, except (a) in the case of the Borrower, common stock (including common stock of the Borrower issued to any Permitted Joint Venture), and (b) in the case of any Subsidiary, capital stock which is issued to the Borrower or any other wholly owned Subsidiary and which is pledged to the Agent under the Pledge Agreement.

         SECTION 7.12. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any fiscal year to exceed the sum of (a) the amount set forth below opposite such year and (b) the difference, if positive of (1) the amount of Capital Expenditures permitted hereunder for all preceding fiscal years pursuant to this Section (but disregarding amounts permitted pursuant to the following proviso) minus (2) the aggregate amount of all Capital Expenditures of the Borrower and the Subsidiaries made during such preceding fiscal years; provided, however, that the Borrower and the Subsidiaries may in any fiscal year make up to $5,000,000 in Capital Expenditures beyond the amount otherwise permitted in such year provided that the aggregate amount of all such Capital Expenditures made pursuant to this proviso shall not exceed $10,000,000 during any period of three consecutive fiscal years or $15,000,000 in the aggregate:


                     Fiscal Year            Maximum Permitted
                       Ending               Amount of Capital
                    December 31,              Expenditures
                    ------------              ------------

                        1993                   $18,000,000

                        1994                   $30,000,000

                        1995                   $30,000,000

                        1996                   $35,000,000

                        1997                   $35,000,000

                        1998                   $35,000,000

                        1999                   $35,000,000

                        2000                   $35,000,000


         SECTION 7.13. Debt Service Coverage Ratio. In the case of the Borrower, permit the Debt Service Coverage Ratio as of the end of any fiscal quarter to be less than 1.10 to 1.00.

         SECTION 7.14. Interest Expense Coverage Ratio. In the case of the Borrower, permit the Interest Expense Coverage Ratio as of the end of any fiscal quarter to be less than 4.00 to 1.00.

         SECTION 7.15. Leverage Ratio. In the case of the Borrower, permit the Leverage Ratio as of the end of any fiscal quarter to be in excess of 3.50 to 1.00.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

         In case of the happening of any of the following events (herein called "Events of Default"):

         (a) any representation or warranty made, or deemed made, in any Loan Document, or any representation, warranty, statement or information in any report, certificate, financial statement or other instrument furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

         (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any interest on any Loan or the reimbursement of any Letter of Credit Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

         (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 6.01(a) or 6.08 or in
Article VII (other than Sections 7.04 and 7.05);

         (e) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of the Borrower or any Subsidiary under the terms of any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent or any Lender to the Borrower or, in the case of a default in the due observance or performance of Sections 7.04 and 7.05, such default shall continue unremedied for a period of five Business Days after any Responsible Officer of the Borrower or any Subsidiary has notice or knowledge thereof.

         (f) the Borrower or any Subsidiary shall (i) fail to pay any amount of principal or interest, regardless of amount, with respect to any of its Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable (after giving effect to any applicable grace period), or (ii) fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary, or for a substantial part of its property or assets, or (iii) the winding-up or liquidation of the Borrower or any Subsidiary, and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

         (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary, or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

         (j) (i) (A) a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n)(1)(A) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan and, after the reporting of any such Reportable Event to the Agent or after the receipt by the Agent of the statement required pursuant to Section 6.06(b), the Agent shall have notified the Borrower in writing that the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the receipt of such statement, there are reasonable grounds
(x) for the termination of such

Plan or Plans by the PBGC, (y) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (z) for the imposition of a Lien in favor of a Plan; (B) a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or (C) the PBGC shall institute proceedings to terminate any Plan or Plans and (ii) the occurrence of any of the events described above in subclause (i) (A), (B) or (C) could reasonably be expected to result in a Material Adverse Effect in the reasonable opinion of the Required Lenders;

         (k) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and
(iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), requires payments of amounts which, in the aggregate, in the reasonable opinion of the Required Lenders, could reasonably be expected to result in a Material Adverse Effect;

         (l) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount which, in the reasonable opinion of the Required Lenders, could reasonably be expected to result in a Material Adverse Effect;

         (m) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any Subsidiary not to be, a valid, perfected, first priority (except as otherwise expressly provided in such Security Document) security interest in the securities, assets or properties covered thereby, other than in respect of assets and properties which, individually and in the aggregate, are not material to the Borrower and the Subsidiaries taken as a whole or in respect of which the failure of the security interests in respect thereof to be valid, perfected first priority security interests will not in the reasonable judgment of the Agent or the Required Lenders have a Materially Adverse Effect on the rights and benefits of the Lenders under the Loan Documents taken as a whole;

         (n) the Stockholders' Agreement shall be amended, modified, supplemented, or waived in any respect which is materially adverse to the interests of the Lenders, or is released or terminated, without the prior written consent of the Required Lenders; or

         (o) on or after the Original Closing Date, a Change of Control shall have occurred; then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Agent may (so long as Chase or any successor agent approved by the Borrower and the Required Lenders is the Agent), and at the request of the Required Lenders the Agent shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments and the Letter of Credit Commitment, (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding,
(iii) require cash collateral as
contemplated by Section 3.06 and (iv) exercise remedies available under the Guarantee Agreement and the Security Documents or otherwise; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments and the Letter of Credit Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                   ARTICLE IX

                         THE AGENT AND THE ISSUING BANK

         In order to expedite the transactions contemplated by this Agreement, Chase is hereby appointed to act as Agent (which term shall for the purposes of this Article be deemed to refer to the Agent and the Collateral Agent) on behalf of the Lenders and the Issuing Bank. Each of the Lenders and each holder of any Note by its acceptance thereof and the Issuing Bank hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender or holder and the Issuing Bank and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof and of the Security Documents, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders and the Issuing Bank hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received in like funds; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this

Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender and the Issuing Bank copies of all notices (including notices of any Event of Default), financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Agent. Nothing in the preceding sentence shall be construed to relieve the Borrower of its obligations to furnish any notice, financial statement or other materials directly to the Lenders as required hereunder.

         Neither the Agent nor the Issuing Bank nor any of their directors, respective officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agent shall not be responsible to the Lenders or the holders of the Notes or the Issuing Bank for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (and the Issuing Bank, with respect to Letters of Credit) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note and the Issuing Bank. The Agent and the Issuing Bank shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by either of them in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor the Issuing Bank nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender (or, in the case of the Agent, by the Issuing Bank) of any of its obligations hereunder or to any Lender (or, in the case of the Agent, the Issuing Bank) on account of the failure of or delay in performance or breach by any other Lender (or, in the case of the Agent, the Issuing Bank) or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent and the Issuing Bank may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by either of them with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by either of them in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that neither the Agent nor the Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, which shall be reasonably satisfactory to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or if the Borrower shall have reasonably objected to the appointment of such successor), then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring

Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Loans made by it hereunder and the Notes issued to it and the Letter of Credit participations acquired by it, each of the Agent and the Issuing Bank in its individual capacity and not as Agent or the Issuing Bank, as the case may be, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent or the Issuing Bank, as the case may be, and the Agent and its Affiliates and the Issuing Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent or the Issuing Bank, as the case may be.

         Each Lender agrees (i) to reimburse each of the Agent and the Issuing Bank, on demand, in the amount of such Lender's pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent or the Issuing Bank, including counsel fees and compensation of agents paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless each of the Agent and the Issuing Bank and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or the Issuing Bank, as the case may be, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Agent or the Issuing Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or the Issuing Bank, as the case may be, or any of their respective directors, officers, employees or agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

         Each Lender recognizes that applicable laws, rules, regulations or guidelines of Governmental Authorities may require the Agent to determine whether the transactions contemplated hereby should be classified as "highly leveraged" or assigned any similar or successor classification, and that such determination may be binding upon the other Lenders. Each Lender understands that any such determination shall be made solely by the Agent based upon such factors (which may include, without limitation, the Agent's internal policies and prevailing market practices) as the Agent shall deem relevant and agrees that the Agent shall have no liability for the consequences of any such determination.

                                   ARTICLE X

                                 MISCELLANEOUS

         SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

                  (a) if to the Borrower, to it at 135 Jamison Lane, Monroeville, Pennsylvania 15146, Attention of Joseph W. Schulte, Vice President and Chief Financial Officer (telecopy no. 412-829-3448), with a copy to Blackstone at 345 Park Avenue, New York, NY 10154, Attention of Michael Chae (telecopy no. 212-583-5541) and to USX at 600 Grant Street, Pittsburgh, Pennsylvania 15219-4776, Attention of Robert M. Hernandez, Executive Vice President, Accounting and Finance and Chief Financial Officer (telecopy no. 412-433-2015);

                  (b) if to the Agent, to it at 270 Park Avenue (Ninth Floor), New York, New York 10017, Attention of Julie Long (telecopy no. 212-972-9854);

                  (c) if to the Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire; and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section. The Agent shall deliver a copy of each Administrative Questionnaire received by it to the Borrower. References in this Agreement to "written" notices or notices "in writing" shall include notices delivered by one of the means permitted under this Section, unless expressly provided to the contrary.

         SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of the Notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

         SECTION 10.03. Binding Effect. This Agreement shall become effective when the conditions set forth in Section 5.02 have been satisfied, or waived by the Required Lenders and each Lender with a Tranche B Term Loan Commitment, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, the Issuing Bank and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

         SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the

Borrower, the Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes and participations in Letters of Credit held by it); provided, however, that (i)
(x) except in the case of an assignment to an Eligible Assignee, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the Agent and, in the case of an assignment of Revolving Credit Loans and/or of such assigning Lender's Revolving Credit Commitment, the Issuing Bank must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the aggregate amount of the Revolving Credit Commitment and Term Loans or (prior to the Restatement Closing Date) unutilized Tranche B Term Loan Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 (or such lesser amount as shall equal the assigning Lender's entire Revolving Credit Commitment and all the Term Loans at the time owing to it (or, prior to the Restatement Closing Date, such Lender's entire unutilized Tranche B Term Loan Commitment)), (iii) after giving effect to such assignment, unless otherwise consented to by the Borrower, the aggregate amount of the Revolving Credit Commitment of and Term Loans at the time owing to the assigning Lender (or, prior to the Restatement Closing Date, such Lender's unutilized Tranche B Term Loan Commitment) shall not be less than $10,000,000 (unless the assigning Lender shall have assigned its entire Revolving Credit Commitment and all the Term Loans at the time owing to it (or, prior to the Restatement Closing Date, such Lender's entire unutilized Tranche B Term Loan Commitment) pursuant to such assignment or assignments otherwise complying with this paragraph (b) executed substantially simultaneously with such assignment) and (iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500, payable as agreed between the assigning Lender and the assignee. Lenders may assign non-pro rata portions of Term Loans and Tranche B Term Loan Commitments and Revolving Credit Loans and Revolving Credit Commitments. Upon acceptance and recording pursuant to paragraph (e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (except in the case of assignments on the Restatement Closing Date), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will independently and without reliance upon the Agent, the Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Agent, acting for this purpose as agent for the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent, the Issuing Bank and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, the processing and recordation fee referred to in paragraph (b) above and the written consent to such assignments, if required hereunder, of the Issuing Bank and the Borrower, the Agent shall (subject to the consent of the Agent to such assignment, if required), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e). Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to, as applicable, the Tranche B Term Loan Commitment, the Tranche A Term Loan Commitment and/or Revolving Credit Commitment assumed by the assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and/or Revolving Credit Commitment, a new Note or Notes to the order of such assigning Lender in a principal amount equal to the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and/or Revolving Credit Commitment retained by it; provided, however, that any such Note or Notes shall comply with Section 2.04. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes; such new Notes shall be dated the date of such surrendered Notes and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as appropriate. Canceled Notes shall be returned to the Borrower.

         (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes and participations in Letters of Credit held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.18 to the same extent that the Lender from which such participating bank or other entity acquired its participation would be entitled to the benefit of such cost protection provisions, provided that the Borrower shall not be required to reimburse the participating banks or other entities pursuant to Section 2.13, 2.15 or 2.18 in an amount which exceeds the amount that would have been payable thereunder to such Lender had such Lender not sold such participation and (iv) the Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and participations in Letters of Credit and to approve any amendment, modification or waiver of any provision of this Agreement (provided that the participating bank or other entity may be provided with the right to approve amendments, modifications or waivers affecting it with respect to any decrease in the Fees payable hereunder, any change in the amount of principal of or decrease in the rate at which interest is payable on the Loans, or extend the dates fixed for scheduled payments of principal of or interest on the Loans or the release or substitution of material amounts of collateral under any Security Document (other than as permitted in any Loan Document)).

         (g) In the event that Standard & Poor's Corporation, Moody's Investors Service, Inc. or Thompson's BankWatch shall, after the date that any Participating Lender becomes a Participating Lender, downgrade the long-term certificate of deposit ratings of such Participating Lender, and the resulting ratings shall be below BBB-, Baa3 and C, respectively, or the equivalent, then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Participating Lender and the Agent, to replace such Participating Lender with an assignee (in accordance with and subject to the restrictions contained in Section 10.04(b)), and such Participating Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04(b)) all its interests, rights and obligations in respect of its Revolving Credit Commitment and Letter of Credit Exposure to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental

Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Participating Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Revolving Credit Loans made by such Participating Lender hereunder, the amount of Letter of Credit Disbursements funded by such Participating Lender together with interest accrued thereon to the date of payment and all other amounts accrued for such Participating Lender's account or owed to it hereunder in respect of either thereof.

         (h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

         (i) The Borrower shall not assign or delegate any of its respective rights and duties hereunder. Except as provided in Section 3.09, the Issuing Bank may not assign or delegate any of its respective rights and duties hereunder without the prior written consent of the Borrower and the Agent.

         (j) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

         SECTION 10.05. Expenses: Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent and the Issuing Bank in connection with the preparation of this Agreement and the other

Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Notes or Letters of Credit issued hereunder, including the fees and disbursements of Cravath, Swaine & Moore, counsel for the Agent, and, in connection with any such enforcement or protection, the fees and disbursements of any other counsel for the Agent, the Issuing Bank or any Lender (including, in connection with any such enforcement or protection, the allocated costs of in house counsel). The Borrower further agrees that it shall indemnify the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

         (b) The Borrower agrees to indemnify the Agent, the Issuing Bank, each Lender and its directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions, (ii) the use of any Letter of Credit or the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or wilful misconduct of such Indemnitee.

         (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent, the Issuing Bank or any Lender. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor.

         SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Agent shall have declared, or the Required Lenders shall have requested the Agent to declare, the Loans immediately due and payable pursuant to Article VIII, each Lender (including the Issuing Bank in its capacity as such) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 10.08. Waivers; Amendment. (a) No failure or delay of the Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

         (b) Neither this Agreement, the Guarantee Agreement nor any of the Security Documents nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, or, in the case of the Guarantee Agreement or any of the Security Documents, pursuant to an agreement or agreements in writing entered into by the Borrower and any of the Subsidiaries party thereto and the Collateral Agent and consented to by the Required Lenders, provided that the foregoing shall not restrict the ability of the Required Lenders to waive any Event of Default prior to the time the Agent shall have declared, or the Required Lenders shall have requested the Agent to declare, the Loans immediately due and payable pursuant to Article VIII; provided, however, that no such agreement shall (i) change the principal amount of, or extend the scheduled maturity of or any date for the scheduled payment of any principal of or interest on, any Loan, or waive or excuse any such payment or any part thereof, or reduce the rate of interest on any Loan, without the prior written consent of each holder of a Note affected thereby (provided that the foregoing shall not restrict the ability of the Required Lenders to waive any Event of Default (other than any Event of Default the waiver of which would effectively result in any such change, extension, waiver or excuse, or reduction), prior to the time the Agent shall have declared, or the Required Lenders shall have requested the Agent to declare, the Loans immediately due and payable), (ii) increase the Commitment or reduce the Commitment Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.16, the provisions of this Section or the definition of the "Required Lenders" without the prior written consent of each Lender or
(iv) permit the release (other than for purposes of substitution of collateral of reasonably equivalent value) of any material amount of collateral under any Security Document except as expressly permitted hereby or thereby without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or the Issuing Bank hereunder without the prior written consent of the Agent or the Issuing Bank, as the case may be. Each Lender and each holder of a Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

         SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

         SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof, except as provided in Section 2.05(b) and (c). Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 10.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10.12. Confidentiality. Except as otherwise provided in Section 10.04(h), each of the Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to cause its respective officers, directors, employees, agents and representatives to keep confidential) and, at the Borrower's request (except as provided below), promptly to return to the Borrower or destroy, after the termination of this Agreement, the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents and representatives as need to know such Information, (b) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, or (c) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Agreement, or (ii) becomes available to the Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower or any Subsidiary. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports and information (including all analyses, compilations and studies prepared by the Agent, the Issuing Bank or any Lender based on any of the foregoing) which are received from the Borrower or any of the Subsidiaries which relates to the Borrower, any Subsidiary, any shareholder of the Borrower or any employee, customer or supplier of the Borrower or any Subsidiary, other than which were available to the Agent, the Issuing Bank or any Lender on a non-confidential basis prior to its disclosure thereto by the Borrower or any Subsidiary, and which are, in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential.

         SECTION 10.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart to this Agreement.

         SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 10.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or

Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Borrower or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

         (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 10.16. Original Credit Agreement; Effectiveness of the Amendment and Restatement. Until this Agreement becomes effective upon the satisfaction, or waiver by the required Lenders and each Lender with a Tranche B Term Loan Commitment, of the conditions set forth in Section 5.02, the Original Credit Agreement shall remain in full force and effect and shall not be affected hereby. After the Restatement Closing Date, all obligations of the Borrower under the Original Credit Agreement shall become obligations of the Borrower hereunder, secured by the Security Documents, and the provisions of the Original Credit Agreement shall be superseded by the provisions hereof.

         IN WITNESS WHEREOF, the Borrower, the Agent, the Issuing Bank and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     TRANSTAR, INC.,

                                     by /s/ J. W. Schulte
                                       -----------------------------------------
                                       Name:  J. W. Schulte
                                       Title: Vice President Finance


                                     THE CHASE MANHATTAN BANK,
                                     individually, as Agent and
                                     as Issuing Bank,

                                     by /s/ Julie S. Long
                                       -----------------------------------------
                                       Name:  Julie S. Long
                                       Title: Vice President


                                     BANK OF AMERICA, N.A., as Co-Agent,
                                     formerly known as Bank of America
                                     National Trust and Savings Association,

                                     by /s/ Ronald McKaig
                                       -----------------------------------------
                                       Name:  Ronald McKaig
                                       Title: Managing Director

                                     BANK OF MONTREAL, as Co-Agent,

                                     by /s/ Elizabeth F. Trapp
                                       -----------------------------------------
                                       Name:  Elizabeth F. Trapp
                                       Title: Director


                                     THE INDUSTRIAL BANK OF JAPAN,
                                     LIMITED, as Co-Agent,

                                     by /s/ Takuya Honjo
                                       -----------------------------------------
                                       Name:  Takuya Honjo
                                       Title: Senior Vice President


                                     COMMERCIAL LOAN FUNDING TRUST I
                                     By: LEHMAN COMMERCIAL PAPER INC.
                                        ----------------------------------------
                                        NOT IN ITS INDIVIDUAL CAPACITY
                                        BUT SOLELY AS ADMINISTRATIVE AGENT,


                                     by /s/ Michele Swanson
                                       -----------------------------------------
                                       Name:  Michele Swanson
                                       Title: Authorized Signatory

                                     FIRST UNION NATIONAL BANK,

                                     by /s/ Theresa M. Smith
                                       -----------------------------------------
                                       Name:  Theresa M. Smith
                                       Title: Vice President


                                     U.S. BANK NATIONAL ASSOCIATION,

                                     by /s/ Greg Wilson
                                       -----------------------------------------
                                       Name:  Greg Wilson
                                       Title: Banking Officer


                                     CREDIT LYONNAIS NEW YORK BRANCH,

                                     by /s/ Scott R. Chappelka
                                       -----------------------------------------
                                       Name:  Scott R. Chappelka
                                       Title: Vice President


                                     KZH STERLING LLC,

                                     by /s/ Peter Chin
                                       -----------------------------------------
                                       Name: Peter Chin
                                       Title: Authorized Agent


                                     MELLON BANK N.A.,

                                     by /s/ Robert J. Reichenbach
                                       -----------------------------------------
                                       Name: Robert J. Reichenbach
                                       Title: Assistant Vice President

                                     PARIBAS CAPITAL FUNDING LLC,

                                     by /s/ M. S. Alexander
                                       -----------------------------------------
                                       Name:  M. S. Alexander
                                       Title: Director


                                     NATEXIS BANQUE BFCE,

                                     by /s/ Gary Kania
                                       -----------------------------------------
                                       Name: Gary Kania
                                       Title: Vice President

                                     by /s/ Frank H. Madden, Jr.
                                       -----------------------------------------
                                       Name:  Frank H. Madden, Jr.
                                       Title: Vice President & Group Manager


                                     FLEET NATIONAL BANK,

                                     by /s/ Deanne M. Horn
                                       -----------------------------------------
                                       Name:  Deanne M. Horn
                                       Title: Vice President


                                     BHF (USA) Capital Corporation,

                                     by /s/ Geoffrey C. Gwin
                                       -----------------------------------------
                                       Name:  Geoffrey C. Gwin
                                       Title: Assistant Vice President

                                     by /s/ Michael Pellerito
                                       -----------------------------------------
                                       Name:  Michael Pellerito
                                       Title: Assistant Vice President

                                     VAN KAMPEN CLO I, LIMITED,

                                     by /s/ Darvin D. Pierce
                                       -----------------------------------------
                                       Name:  Davin D. Pierce
                                       Title: Vice President


                                     STB DELAWARE FUNDING TRUST I,

                                     by /s/ Robert D. Brown
                                       -----------------------------------------
                                       Name: Robert D. Brown
                                       Title: Assistant Vice President


                                     CREDIT SUISSE FIRST BOSTON

                                     by /s/ Jeffery B. Ulmer
                                       -----------------------------------------
                                       Name:  Jeffery B. Ulmer
                                       Title: Vice President

                                     by /s/ Thomas G. Muoio
                                       -----------------------------------------
                                       Name:  Thomas G. Muoio
                                       Title: Vice President


                                     DG BANK
                                     DEUTSCHE GENOSSENSCHAFTSBANK AG,

                                     by /s/ Linda J. O'Connell
                                       -----------------------------------------
                                       Name:  Linda J. O'Connell
                                       Title: Vice President

                                     by /s/ Lynne McCarthy
                                       -----------------------------------------
                                       Name:  Lynne McCarthy
                                       Title: Assistant Vice President